Exhibit 96.1

Technical Report Summary on the
Das Neves Lithium Project, Brazil
S-K 1300 Report

Brazil Minerals Inc.

SLR Project No: 101.20990.00001

Effective Date:

August 10, 2022

Signature Date:

August 31, 2022

Prepared by:

SLR International Corporation

Technical Report Summary on the Das Neves Lithium Project, Brazil

SLR Project No: 101.20990.00001

Prepared by

SLR International Corporation

22118 20th Ave SE, Suite G202

Bothell, WA 98021 USA

for

Brazil Minerals Inc.

433 North Camden Drive, Suite 810

Beverly Hills, CA 90210

USA

Effective Date – August 10, 2022

Signature Date - August 31, 2022

FINAL

Distribution:	1 copy – Brazil Minerals Inc.

1 copy – SLR International Corporation

Contents

1.0	Executive Summary	1-1

1.1	Summary	1-1
1.2	Technical Summary	1-5

2.0	Introduction	2-1

2.1	Site Visits	2-1
2.2	Sources of Information	2-1
2.3	List of Abbreviations	2-2

3.0	Property Description	3-1

3.1	Location	3-1
3.2	Mineral Rights in Brazil	3-1
3.3	Land Tenure	3-4
3.4	Surface Rights	3-8
3.5	Encumbrances	3-10
3.6	Royalties	3-10
3.7	Required Permits and Status	3-10
3.8	Other Significant Factors and Risks	3-10

4.0	Accessibility, Climate, Local Resources, Infrastructure and Physiography	4-1

4.1	Accessibility	4-1
4.2	Climate	4-1
4.3	Local Resources	4-1
4.4	Infrastructure	4-1
4.5	Physiography	4-1

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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5.0	History	5-1

5.1	Historical Resource Estimates	5-1
5.2	Past Production	5-1

6.0	Geological Setting, Mineralization, and Deposit	6-1

6.1	Regional Geology	6-1
6.2	Local and Property Geology	6-4
6.3	Mineralization	6-21
6.4	Deposit Types	6-21

7.0	Exploration	7-1

7.2	Drilling	7-19
7.3	Hydrogeology Data	7-31
7.4	Geotechnical Data	7-31

8.0	Sample Preparation, Analyses, and Security	8-1

8.1	Sample Preparation and Analysis	8-1
8.2	Sample Storage and Data Security	8-2
8.3	Quality Assurance and Quality Control	8-3

9.0	Data Verification	9-1

10.0	Mineral Processing and Metallurgical Testing	10-1

10.1	SGS Geosol - 2022	10-1

11.0	Mineral Resource Estimates	11-1

12.0	Mineral Reserve Estimates	12-1

13.0	Mining Methods	13-1

14.0	Processing and Recovery Methods	14-1

15.0	Infrastructure	15-1

16.0	Market Studies	16-1

17.0	Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups	17-1

18.0	Capital and Operating Costs	18-1

19.0	Economic Analysis	19-1

20.0	Adjacent Properties	20-1

21.0	Other Relevant Data and Information	21-1

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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22.0	Interpretation and Conclusions	22-1

22.1	Geology and Mineral Resources	22-1
22.2	Mineral Processing	22-1

23.0	Recommendations	23-1

23.1	Geology and Mineral Resources	23-1
23.2	Mineral Processing	23-2
23.3	Proposed Program and Budget	23-2

24.0	References	24-1

25.0	Reliance on Information Provided by the Registrant	25-1

26.0	Date and Signature Page	26-1

TABLEs

Table 1-1:	Das Neves Proposed Exploration Program and Budget	1-4
Table 1-2:	Exploration Plan and Budget for the Tesouras Phase 1	1-4
Table 1-3:	Exploration Plan and Budget for the Santa Clara Phase 1	1-5
Table 3-1:	Mineral Tenure	3-4
Table 3-2:	Summary of Surface Owners	3-8
Table 7-1:	Das Neves Preliminary Sampling Results	7-7
Table 7-2:	Das Neves Geological Mapping Point Description	7-7
Table 7-3:	Select Das Neves Chip Sampling Results	7-9
Table 7-4:	Tesouras Geological Mapping Point Description	7-12
Table 7-5:	Tesouras Sampling Results	7-13
Table 7-6:	Santa Clara Geological Mapping Point Description	7-16
Table 7-7:	Santa Clara Sampling Results	7-18
Table 7-8:	2021-2022 Drilling Summary	7-19
Table 7-9:	August 2021 Drill Hole Location and Depth	7-24
Table 7-10:	August 2021 Lithologic Log	7-24
Table 7-11:	September 2021 – April 2022 Drill Hole Location and Description	7-25
Table 7-12:	September 2021- April 2022 Significant Drilling Results (Samples Grading > 0.25% Li2O)	7-27
Table 8-1:	Summary of Sample Preparation and Analytical Methods - SGS GEOSOL	8-1
Table 8-2:	Summary of Sample Preparation and Analytical Methods - GeoAnalabs	8-2

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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Table 8-3:	CRMs	8-3
Table 9-1:	SLR Independent Sampling Results	9-1
Table 10-1:	Results of Screen Analysis of Sample MAB-01 Crushed to P100 31mm	10-1
Table 10-2:	Results of Dense Liquid Separation Analyses of Each Size Fraction	10-1
Table 10-3:	Li Extraction and Li2O Concentrate Grades by Screen Fraction	10-2
Table 16-1:	2021-2022 Lithium as Spodumene Monthly Average Spot Pricing	16-1
Table 23-1:	Das Neves Proposed Exploration Program and Budget	23-2
Table 23-2:	Exploration Plan and Budget for the Tesouras Phase 1	23-3
Table 23-3:	Exploration Plan and Budget for the Santa Clara Phase 1	23-3

FIGURES

Figure 3-1:	Location Map	3-2
Figure 3-2:	Property Map	3-3
Figure 3-3:	Das Neves Mineral Rights	3-7
Figure 3-4:	Das Neves Surface Rights	3-9
Figure 6-1:	Regional Geology Map and Stratigraphic Column	6-2
Figure 6-2:	Simplified Map of Araçuaí Orogen and Eastern Brazilian Pegmatite Province	6-3
Figure 6-3:	Das Neves Geological Map	6-5
Figure 6-4:	Geological Map of Das Neves Mineral Right 833.331/2006	6-6
Figure 6-5:	Pegmatite and Schist of the Salinas Formation (A) and Teixerinha Granite Outcrop (B)	6-7
Figure 6-6:	Metric Spodumene Crystals (Light Gray) in Quartz-Feldspathic Matrix at Das Neves Artisanal Underground Mine	6-8
Figure 6-7:	Abelhas Pegmatite Detailed Geological Map – Mineral Right 833.331/2006	6-9
Figure 6-8:	Abelhas Pegmatite Outcrop in an Inactive Artisanal Open Pit Mine	6-10
Figure 6-9:	Crystalline and Altered Argillic Petalite	6-11
Figure 6-10:	Eastern Das Neves Pegmatites	6-12
Figure 6-11:	Tesouras Geological Map	6-13
Figure 6-12:	Mineralized Petalite Vein and Crystalline Petalite	6-14
Figure 6-13:	Quarts-Mica-Feldspar Schists from the Salinas Formation	6-15
Figure 6-14:	Gray Ochre Soil as a Product of Serra do Tombo Weathering	6-16
Figure 6-15:	Preliminary Geological Map of Tesouras Exploration Area Showing Ventania Pegmatite	6-17
Figure 6-16:	Pegmatite Outcrop in the Eastern Portion of the Santa Clara Area	6-18
Figure 6-17:	Colored Tourmalines and Lepidolites of Artisanal Mine Activity	6-19
Figure 6-18:	Preliminary Geological Map of Santa Clara Exploration Area	6-20
Figure 6-19:	Deposit Model	6-22
Figure 7-1:	Digital Elevation Model of Exploration Area	7-2
Figure 7-2:	Orthomosaic of Exploration Area	7-3
Figure 7-3:	Topography of Das Neves Prospect and Surrounding Area	7-5
Figure 7-4:	Topography of Tesouras Prospect and Surrounding Area	7-6
Figure 7-5:	Das Neves Detailed Drainage Mapping Points	7-8
Figure 7-6:	Das Neves Chip Sample Location Map	7-10
Figure 7-7:	Das Neves Aerial Map Showing Trenches	7-11
Figure 7-8:	Tesouras Geological Mapping	7-13
Figure 7-9:	Ventania Pegmatite Showing Trenches	7-15
Figure 7-10:	Santa Clara Geological Mapping	7-17
Figure 7-11:	Drill Hole Location Plan	7-20
Figure 7-12:	Daily Drilling Report	7-22
Figure 7-13:	Pegmatite Core Samples	7-26
Figure 7-14:	Samples of Lithium Bearing Minerals	7-28
Figure 7-15:	Pegmatite Location Map and Significant Intercepts	7-29
Figure 7-16:	Cross Section A-A’	7-30
Figure 7-17:	Cross Section B-B’	7-31

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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1.0 Executive Summary

1.1 Summary

SLR International Corporation (SLR) was retained by Brazil Minerals Inc. (Brazil Minerals) to prepare a Technical Report Summary (TRS) on the Das Neves Lithium Project (Das Neves or the Project), located near the city of Araçuaí in northeast Minas Gerais state, Brazil. The purpose of this TRS is to support a listing on the National Association of Securities dealers (NASDAQ) Exchange. This TRS conforms to United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary. SLR visited the Project on June 2 to 4, 2022.

Brazil Minerals is a U.S. mineral exploration and mining company with mineral properties located in Brazil. Its common shares (symbol: BMIX) trade on the Over-the counter (OTC) Market Exchange. Brazil Minerals is primarily focused on lithium, rare earth, titanium, graphite, and nickel-cobalt exploration in Brazil. The company also owns a 100% interest in multiple mining concessions for gold, diamond, and industrial sand and has partial ownership in two Brazilian mining companies focused on the development of gold-quartzite and iron mines.

Das Neves is Brazil Minerals’ flagship project located in the prospective Jequitinhonha Valley region, also called the “Lithium Valley” due to the presence of large lithium deposits associated with pegmatites. The pegmatites contain high concentrations of lithium bearing minerals such as spodumene and petalite. In general, lithium derived from pegmatites is less expensive to process and purify for uses in high technology applications than lithium obtained from brine.

Brazil Minerals owns a total of 45 mineral rights for lithium exploration covering an area of approximately 22,081.13 hectares (ha) in northeast Minas Gerais. Of these, three exploration areas, known as Das Neves, Tesouras and Santa Clara, comprising six mineral rights for a total area of approximately 3,191.84 ha, make up the Project, the focus of this TRS. Prior exploration in the area has primarily focused on the Itinga Pegmatite Field, which contains highly evolved pegmatites hosted in metasedimentary rocks of the Salinas Formation. Lithium occurs in spodumene and petalite. Brazil Minerals initiated geological reconnaissance and literature review of the Project area in 2021 including detailed geological mapping on pegmatites with historical mine workings located within the three exploration areas. As a result, 14 new pegmatite bodies have been identified at Das Neves and a drilling campaign has commenced and is currently ongoing. To date, 18 holes for a total of approximately 1,213.95 m drilled have intersected approximately 77 m of spodumene pegmatite at Das Neves.

1.1.1 Conclusions

The SLR Qualified Persons (QP) have the following conclusions.

1.1.1.1 Geology and Mineral Resources

●	Brazil Minerals has carried out extensive geological mapping and sampling over the exploration permit areas and targets and has identified several areas that warrant follow-up exploration with drilling.

●	The current, Phase 1 drilling campaign in the Das Neves area has intersected lithium mineralization in seven of the 18 holes drilled to date.

●	It is the SLR QP’s opinion that there are no known drilling, sampling, or recovery factors that could materially affect the accuracy and reliability of the preliminary results. The sampling methods, chain of custody, and control procedures meet acceptable industry standards practices.

●	The drill hole database validation carried out by the SLR QP did not identify any issues. No discrepancies were found between the assay certificates and the records in the database. The SLR QP is of the opinion that the Das Neves Project database complies with industry standards and is adequate for the purpose of this TRS.

●	The quality assurance and quality control (QA/QC) program as designed and implemented by Brazil Minerals is adequate and the assay results within the database are suitable for use in reporting for this TRS.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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●	At this stage, the SLR QP considers that the available information is insufficient for estimating a Mineral Resource at Das Neves, however, information from the existing intercepts suggests a potential tonnage of 1.6 million tonnes (Mt) to 2.2 Mt, at an average grade ranging from 0.21% Li2O to 0.22% Li2O. This conclusion is based on surface mapping and 18 drill holes with LiO2 grades ranging up to 3.25%. The ranges of potential tonnage and grade of the exploration target are conceptual in nature; there has been insufficient exploration to estimate a mineral resource, it is uncertain if further exploration will result in the estimate of a mineral resource and the exploration target therefore does not represent an estimate of a mineral resource or mineral reserve.

●	Brazil Minerals has developed an exploration program contemplating two phases of drilling in the Das Neves area and one phase in the Tesouras and Santa Clara areas. The SLR QP has reviewed the exploration program and is of the opinion that it is reasonable to support future Mineral Resource estimates for the Das Neves area. For the Tesouras and Santa Clara, the proposed exploration is adequate to investigate the continuity of the pegmatites down dip, as well as in a lateral direction.

1.1.1.2 Mineral Processing

●	Based on preliminary dense liquid separation testing, the following results were obtained:

○	The Li grade of the test sample MAB-01 was 0.21% Li, the overall Li recovery for the sample was 29.7%, and the Li2O concentrate grades for the sample fractions were above the 6.0% Li2O commercial target, except for the fine fractions.

○	The coarse size fractions from 6.3 mm through 19.5 mm yielded iron oxide concentrate grades lower than the 1.5% Fe2O3 commercial limit, while the iron oxide grades in the finer fractions were above the limit. The iron present was nonmagnetic.

●	The results of the preliminary test indicate that the mineralized material may be amenable to gravity separation using dense media separation (DMS) methods.

1.1.2 Recommendations

The SLR QPs have the following recommendations.

1.1.2.1 Geology and Mineral Resources

1.	Update the primary mineral substance in the mineral rights registered with the Brazilian Mining Agency as either lithium mineralization or lithium related minerals.

2.	Continue exploration campaigns in the three exploration areas with the goal to delimit the pegmatites, mainly in the Tesouras and Santa Clara areas, which have not yet been drilled to identify future drill targets.

3.	Use a precision survey equipment to update final drill hole coordinates after drilling, as well as to measure the drill hole deviation for all of the drill holes.

4.	Continue drilling in the Das Neves area, to better understand the geological potential of the pegmatites and support future Mineral Resource estimation.

5.	Continue improving drilling procedures and protocols to increase the reliability of the drill hole database.

6.	Proactively request environmental licenses for additional drilling areas, with an objective to achieve a more regular drilling schedule and outline drilling in areas where there are currently no roads.

7.	Continue the insertion of QA/QC material in the sample stream for future drilling programs.

8.	Additional drilling and surface exploration are necessary to define the already intersected pegmatite bodies and to continue exploring the prospective area. As new information becomes available, a mineralized wireframe could potentially be modelled and used to support a Mineral Resource estimate in the future.

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9.	Implement infill drilling oriented at a shallower dip angle, such that the resulting intercept better reflects the true thickness of the pegmatite and allows for a better understanding of the contact of pegmatite with the wall host rock. Similarly, drilling orientation should be correlated with the local pegmatite orientation, as suggested by surface exploration information.

○	SLR notes that, on several occasions, economical grade mineralization is present in the schist samples immediately adjacent to the pegmatite intercepts. Brazil Minerals should adjust the sampling strategy to include a much longer length of core on the shoulders of the pegmatitic target, especially in areas where multiple pegmatite intercepts occur. As the Project advances and a better understanding of the lithium mineralization at Das Neves is achieved, the sampling could be focused on the narrower pegmatite targets. Furthermore, while the rock exposed underground by the artisanal mining in adjacent areas shows large crystals and high proportions of spodumene, pegmatite intercepts in the core sampling return assay values that are markedly lower than the wall rock schist samples. SLR recommends reviewing the effectiveness of current drilling practices for capturing representative samples from the pegmatite bodies taking into consideration the size and distribution of spodumene clusters.

1.1.2.2 Mineral Processing

1.	Implement a metallurgical testing program in the next stage of the Project along with a preliminary process design.

1.1.3 Proposed Program and Budget

Brazil Minerals has developed a two-phase exploration program for the Das Neves exploration area and a one-phase program for each of the Tesouras and Santa Clara exploration areas.

At Das Neves, the Phase 1 program will consist of infill drilling in mineralized pegmatites outlined by the current drilling in the west and east portions of the area to further delineate the extent and confirm the grades of the pegmatites, and initial drilling on the pegmatites that have not been tested yet. The program will also include further topography surveys, geological investigations, density measurements, mineralogical studies, metallurgical testing, environmental studies, and an initial Mineral Resource estimate. Phase 2 will be contingent on the results from Phase 1 exploration and will include additional infill drilling with a goal to upgrade the Mineral Resources estimated in Phase 1.

The proposed two phase exploration program and budget for Brazil Minerals’ Das Neves totals approximately US$2.4 million and is summarized in Table 1-1.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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Table 1-1: Das Neves Proposed Exploration Program and Budget

Brazil Minerals Inc. – Das Neves Lithium Project

Work Program	Units Type Work	Units	Unit Cost (US$)	Cost (US$)
PHASE 1
Drilling	meters	3,000	210	630
Instrumental topographic survey	acre	250	45	11.25
Assaying	sample	750	40	30
Density test	sample	120	10	1.2
Mineralogical studies	study	4	10	40
Metallurgical tests	sample	4	3	12
Environmental studies	study	1	250	250
Work on the organization of geological data and materials	monthly	4	12	48
Administrative expenses	monthly	4	18	72
PHASE 1 TOTAL				1.094.450

PHASE 2
Drilling	meters	5,000	210	1.050.000
Assaying	sample	1,250	45	56.25
Density test	sample	200	10	2
Work on the organization of geological data and materials	monthly	7	12	84
Administrative expenses	monthly	7	18	126
PHASE 2 TOTAL				1,318,250

At each of Tesouras and Santa Clara, the Phase 1 exploration program will consist of initial drilling in mineralized pegmatites identified from the geological mapping, mineralogical studies, metallurgical tests, environmental studies, and general geology work conducted over the areas. The budgets for Brazil Minerals’ proposed Tesouras and Santa Clara Phase 1 exploration programs are summarized in Table 1-2 and Table 1-3 and total approximately US$400,000 and US$700,000, respectively.

Table 1-2: Exploration Plan and Budget for the Tesouras Phase 1

Brazil Minerals Inc. – Das Neves Lithium Project

Work Program	Units Type Work	Units	Unit Cost (US$)	Total Cost (US$)
Drilling	meters	500	200	100.000
Assaying	sample	75	40	3.000
Density test	sample	15	10	150
Mineralogical studies	study	2	10.000	20.000
Metallurgical tests	sample	1	3.000	3.000
Environmental studies	study	1	250.000	250.000
Work on the organization of geological data and materials	monthly	1	10.000	10.000
Administrative expenses	monthly	1	15.000	15.000
PHASE 1 TOTAL				401,150

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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Table 1-3: Exploration Plan and Budget for the Santa Clara Phase 1

Brazil Minerals Inc. – Das Neves Lithium Project

Work Program	Units Type Work	Units	Unit Cost (US$)	Total Cost (US$)
Instrumental topographic survey	m2	1,900,000	10	19.000
Drilling	meters	1500	200	300.000
Assaying	sample	320	40	12.800
Density test	sample	70	10	700
Mineralogical studies	study	3	10.000	30.000
Metallurgical tests	sample	2	3.000	6.000
Environmental studies	study	1	250.000	250.000
Work on the organization of geological data and materials	monthly	3	10.000	30.000
Administrative expenses	monthly	3	15.000	45.000
PHASE 1 TOTAL				693.500

The SLR QP concurs with Brazil Minerals’ proposed exploration work and budgets for the Project and considers it appropriate to advance the Project and support future Mineral Resource estimates.

1.2 Technical Summary

1.2.1 Property Description

Brazil Minerals holds 45 mineral rights in the northeast region of the Minas Gerais state, Brazil, near the cities of Salinas, Rubelita, Coronel Murta, Virgem da Lapa, Araçuaí, and Itinga. The Project consists of three main exploration areas, known as Das Neves, Tesouras and Santa Clara, located approximately 52 km southeast of Araçuaí and 653 km northeast of Belo Horizonte, near the Irapé Hydroelectric Power Plant. The Project is located at approximately 16°58’ S Latitude and 41°54’ W Longitude (Universal Transverse Mercator (UTM) coordinates of 190,230 mE, 8,121,405 mN).

1.2.2 Land Tenure

Brazil Minerals’ 45 mineral rights in Minas Gerais, Brazil, include 44 Exploration Authorizations (EA) and one EA application covering a total area of approximately 22,081,13 ha. The EAs that make up the Das Neves Project are Das Neves (Agência Nacional de Mineração (ANM) registry no.: 833.331/2006, 832.925/2008, 833.356/2007, and 832.639/2003), Tesouras (833.631/2004), and Santa Clara (833.465/2004). Brazil Minerals acquired Das Neves EA 833.331/2006 in April 2022 and the remaining three Das Neves EAs in August 2022.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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1.2.3 History

The Project is located in the “Lithium Valley” which is known to have a number of other lithium exploration projects and mines. The Project is predominantly located within the Eastern Brazilian Pegmatite Province, which has been surveyed by the Geological Survey of Brazil (CPRM) in 2010. There is no record of any further historical exploration within the Project, however, the area has historical artisanal mine workings. The Das Neves exploration area has been developed for tourmaline and gems (spodumene, triphane, columbite-tantalite). Tesouras has been mined for petalite and Santa Clara, for tourmaline and cassiterite. The historical mines at Das Neves and Tesouras are inactive today, while artisanal production continues at Santa Clara.

1.2.4 Geological Setting, Mineralization, and Deposit

The Project’s regional geology is dominated by the Araçuaí orogen, comprised of a suite of late Neoproterozoic to Cambrian deformed metasedimentary rocks and granitic batholiths overlain by Mesozoic volcanics of the Serra Do Tombo Formation and Cenozoic detrital sediments. Lithium rich pegmatite mineralization is hosted in metamorphosed Salinas Formation shales (quartz-biotite schist) and is either concordant or discordant with schist foliation. The pegmatites occur as tabular bodies several meters to more than 50 m thick. Laterally, mineralized bodies vary from tens of meters up to one kilometer in length and are primarily made of quartz, potassium (K-) feldspar (perthitic microcline), albite, muscovite, spodumene, and petalite. Spodumene makes up approximately 20% of the mineralization, with K-feldspar and albite constituting approximately 35%, quartz approximately 35%, and muscovite less than 10%.

Locally, feldspar and spodumene crystals can reach up to two meters in length. These crystals show argillic alteration near the surface, similar to the spodumene at the nearby Companhia Brasileira de Lítio’s (CBL) mine. Tantalite and columbite occur, with albite and quartz locally.

There are two major mineralized pegmatites discovered in the EAs, the Abelhas pegmatite (Das Neves) and the Ventania (Tesouras) pegmatite. The main lithium bearing minerals are spodumene and petalite. Spodumene can contain up to 3.73% Li and approximately 8.03% Li2O. Petalite can contain up to 2.09% Li and approximately 4.50% Li2O.

1.2.5 Exploration

Brazil Minerals started lithium mineral exploration work in January 2021, conducting geological reconnaissance site visits, updating the geological mapping database, and completing literature review for several areas of mineral rights of the company and other owners. Photogrammetric data and topographic surfaces were also acquired.

In the areas where pegmatites with lithium minerals were identified, Brazil Minerals initiated detailed geological and mineralogical mapping of the pegmatites with outcrops in historical artisanal mines at Das Neves (Abelhas pegmatite), Tesouras (Ventania pegmatite), and Santa Clara.

In 2021, preliminary mapping was carried out on the Das Neves property. Two spot samples of spodumene crystals with argillic alteration were collected in the northern part of the Abelhas pegmatite, in an inactive artisanal mining pit, to be used as a reference for future sampling and analysis. A subsequent geological mapping campaign was focused on detailing the geological setting of the Das Neves property at a 1:5.000 scale. A total of 154 geological mapping points were characterized and a total of 48 pegmatite samples collected at Das Neves, of which 14 were analyzed. Three trenches were excavated to delineate the geometry of lithium mineralized zones and to guide diamond core drilling at Das Neves.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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From August 2021 to April 2022, a total of 18 diamond drill holes for 1,213.95 m have been completed at Das Neves. The drill holes intercepted 76.69 m of pegmatite containing the lithium bearing minerals spodumene and petalite. Feldspar, quartz, muscovite, and black tourmaline have also been encountered. In general, the pegmatites have a homogeneous composition. In some cases, the pegmatite shows high degrees of alteration due to weathering, with lithium bearing minerals altered to clay. In these areas, spodumene is light green or white and occurs in aggregated masses or in the cavities of small fractures. Argillic spodumene only occurs at shallow depths, while at depth, the pegmatite is crystalline and contains phenocrysts of lithium bearing-minerals. Spodumene is green or greenish in color and petalite is white or translucent. In places, aggregated microcrystalline occurs. Pegmatite contacts with schist are concordant to intermediate.

Tesouras and Santa Clara have received less exploration. Geological mapping on the Tesouras property is more advanced in the eastern section of the property where the relief is less steep and more accessible. A grab sample of petalite phenocrysts was taken which showed elevated lithium concentrations. Three trenches were excavated to map the contacts between the pegmatite and the host rocks. Preliminary geological mapping at Santa Clara was carried out in January 2022 and a petalite sample was collected from pegmatites encountered in inactive mines which returned elevated lithium concentrations.

No drilling has been carried out at Tesouras or Santa Clara.

1.2.6 Exploration Target

At Das Neves, the exploration works focused on the 833.331/2006 mineral right and several drill holes intersected pegmatite bodies. Information from the surface mapping and 18 drill hole pegmatite intercepts with LiO2 grades ranging up to 3.25% suggests a potential tonnage of 1.6 Mt to 2.2 Mt, at an average grade ranging from 0.21% Li2O to 0.22% Li2O.

The ranges of potential quantities and grades of the exploration target are conceptual in nature, there has been insufficient exploration to define a Mineral Resource on Das Neves, and it is uncertain if further exploration will result in the estimation of a Mineral Resource. The exploration target therefore does not represent, and should not be construed to be, an estimate of a Mineral Resource.

1.2.7 Metallurgical Testing

Metallurgical testing for the Project comprised preliminary dense liquid separation testing of a sample provided by Brazil Minerals to SGS Geosol Laboratórios Ltda in Vespasiano, Minas Gerais, Brazil (SGS GEOSOL). The objective of the testing was to determine the potential for producing commercial grade lithium concentrates.

The Li grade of the test sample MAB-01 was 0.21% Li, the overall Li recovery for the sample was 29.7%, and the Li2O concentrate grades for the sample fractions were above the 6.0% Li2O commercial target, except for the fine fractions.

The coarse size fractions from 6.3 mm through 19.5 mm yielded iron oxide concentrate grades lower than the 1.5% Fe2O3 commercial limit, while the iron oxide grades in the finer fractions were above the limit. The iron present was nonmagnetic.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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2.0 Introduction

SLR International Corporation (SLR) was retained by Brazil Minerals Inc. (Brazil Minerals) to prepare a Technical Report Summary (TRS) on the Das Neves Lithium Project (Das Neves or the Project), located near the city of Araçuaí in northeast Minas Gerais, Brazil. The purpose of this TRS is to support a listing on the National Association of Securities dealers (NASDAQ) Exchange. This TRS conforms to United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary. SLR visited the Project on June 2 to 4, 2022.

Brazil Minerals is a U.S. mineral exploration and mining company with mineral properties located in Brazil. Its common shares (symbol: BMIX) trade on the Over-the counter (OTC) Market Exchange. Brazil Minerals is primarily focused on lithium, rare earth, titanium, graphite, and nickel-cobalt exploration in Brazil. The company also owns a 100% interest in multiple mining concessions for gold, diamond, and industrial sand and has partial ownership in two Brazilian mining companies focused on the development of gold-quartzite and iron mines.

Das Neves is Brazil Minerals’ flagship project located in the prospective Jequitinhonha Valley region, also called the “Lithium Valley” due to the presence of large lithium deposits associated with pegmatites. The pegmatites contain high concentrations of lithium bearing minerals such as spodumene and petalite. In general, lithium derived from pegmatites is less expensive to process and purify for uses in high technology applications than lithium obtained from brine.

Brazil Minerals owns a total of 45 mineral rights for lithium exploration covering an area of approximately 22,081.13 hectares (ha) in northeast Minas Gerais. Of these, three exploration areas, known as Das Neves, Tesouras and Santa Clara, comprising six mineral rights for a total area of approximately 3,191.84 ha, make up the Project, the focus of this TRS. Prior exploration in the area has focused primarily on the Itinga Pegmatite Field, which contains highly evolved pegmatites hosted in metasedimentary rocks of the Salinas Formation. Lithium occurs in spodumene and petalite. Brazil Minerals initiated geological reconnaissance and literature review of the Project area in 2021 including detailed geological mapping on pegmatites with historical mine workings located within the three exploration areas. As a result, 14 new pegmatite bodies have been identified at Das Neves and a drilling campaign was commenced in 2022 and is currently ongoing. To date, 18 drill holes totaling approximately 1,213.95 m drilled have intersected approximately 77 m of spodumene pegmatite at Das Neves.

2.1 Site Visits

SLR visited the site on June 2 to 4, 2022. During the site visit, the SLR Qualified Person (QP0, accompanied by one of Brazil Minerals’ geologists, toured the three main exploration areas, core shed, and drilling sites, reviewed the procedures related with mineral exploration, including geological descriptions, sampling methodology, and geological mapping protocols, and conducted discussions with Brazil Minerals’ staff on current and future exploration programs.

2.2 Sources of Information

During the preparation of this TRS, discussions were held with personnel from Brazil Minerals:

●	Marc Fogassa, CEO & Chairman, Brazil Minerals
●	Brian W. Bernier, VP, IR & Corp Development, Brazil Minerals
●	Volodymyr Myadzel, Senior VP of Geology, Brazil Minerals
●	Joel Monteiro, VP Administration & Operation, Apollo Resources
●	André Luiz Fernandes Soares, Geologist, Brazil Minerals
●	Gabriel de Almeida Moretti, Geologist, Brazil Minerals

This TRS was prepared by SLR QPs. The documentation reviewed, and other sources of information, are listed at the end of this report in Section 24.0 References.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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2.3 List of Abbreviations

Units of measurement used in this report conform to the metric system. All currency in this report is US dollars (US$) unless otherwise noted.

μ	micron	kVA	kilovolt-amperes
μg	microgram	kW	kilowatt
a	annum	kWh	kilowatt-hour
A	ampere	L	litre
bbl	barrels	lb	pound
Btu	British thermal units	L/s	litres per second
°C	degree Celsius	m	meter
C$	Canadian dollars	M	mega (million); molar
cal	calorie	m2	square meter
cfm	cubic feet per minute	m3	cubic meter
cm	centimeter	MASL	meters above sea level
cm2	square centimeter	m3/h	cubic meters per hour
d	day	mi	mile
dia	diameter	min	minute
dmt	dry metric tonne	μm	micrometer
dwt	dead-weight ton	mm	millimeter
°F	degree Fahrenheit	mph	miles per hour
ft	foot	MVA	megavolt-amperes
ft2	square foot	MW	Megawatt
ft3	cubic foot	MWh	megawatt-hour
ft/s	foot per second	oz	Troy ounce (31.1035g)
g	gram	oz/st, opt	ounce per short ton
G	giga (billion)	ppb	part per billion
Gal	Imperial gallon	ppm	part per million
g/L	gram per litre	psia	pound per square inch absolute
Gpm	Imperial gallons per minute	psig	pound per square inch gauge
g/t	gram per tonne	RL	relative elevation
gr/ft3	grain per cubic foot	s	Second
gr/m3	grain per cubic meter	st	short ton
ha	hectare	stpa	short ton per year
hp	horsepower	stpd	short ton per day
hr	hour	t	metric tonne
Hz	hertz	tpa	metric tonne per year
in.	inch	tpd	metric tonne per day
in2	square inch	US$	United States dollar
J	joule	USg	United States gallon
k	kilo (thousand)	USgpm	US gallon per minute
kcal	kilocalorie	V	volt
kg	kilogram	W	watt
km	kilometer	wmt	wet metric tonne
km2	square kilometer	wt%	weight percent
km/h	kilometer per hour	yd3	cubic yard
kPa	kilopascal	yr	year

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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3.0 Property Description

3.1 Location

Brazil Minerals holds 45 mineral rights in the northeast region of the Minas Gerais state, Brazil, near the cities of Salinas, Rubelita, Coronel Murta, Virgem da Lapa, Araçuaí, and Itinga. The Das Neves Project, the focus of this TRS, consists of three exploration areas, comprising six mineral rights, located approximately 52 km southeast of Araçuaí and 653 km northeast of Belo Horizonte, near the Irapé Hydroelectric Power Plant (Figure 3-1). The Project is located at approximately 16°58’ S Latitude and 41°54’ W Longitude (Universal Transverse Mercator (UTM) coordinates of 190,230 mE, 8,121,405 mN).

The Project is located in the prospective Jequitinhonha Valley region, also called the “Lithium Valley” due to the presence of large lithium deposits associated with pegmatites that are currently being developed by other companies. The location of the Project relative to these deposits is shown in Figure 3-2.

3.2 Mineral Rights in Brazil

Exploration and exploitation of mineral deposits in Brazil are defined and regulated by the 1967 Mining Code and overseen by National Mining Agency (Agência Nacional de Mineração, or ANM). There are two main legal regimes under the Mining Code regulating Exploration and Mining in Brazil: Exploration Authorization (“Autorização de Pesquisa”) and Mining Concession (“Concessão de Lavra”).

Applications for an Exploration Authorization (EA) are made to the ANM and are available to any company incorporated under Brazilian law and maintaining a main office and administration in Brazil. EAs are granted following submission of required documentation by a legally qualified Geologist or Mining Engineer, including an exploration plan and evidence of funds or financing for the investment forecast in the exploration plan. An annual fee per hectare ranging from approximately US$0.50/ha to US$ 1.00/ha, is paid by the holder of the EA to the ANM, and a final report of the exploration work must be submitted by the end of the three years. No exploration work is permitted during the review period of a formal EA application.

EAs are valid for a maximum of three years, with a maximum extension equal to the initial period, issued at the discretion of the ANM. Annual fees per hectare increase by 50% during the extension period. After submission of a Final Exploration Report, the EA holder may request for a mining concession. Mining concessions are granted by the Brazilian Ministry of Mines and Energy, have no set expiration date, and are valid until the total depletion of mineral resources. Mining concessions remain in good standing subject to submission of annual production reports and payments of royalties, that can be between 1% and 3%, to the federal government.

Areas where the maximum extension of an EA has expired, and a company has failed to submit a positive Final Exploration Report and mining concession request, are designated with a status of “Public Offer”. Prior to Decree nº 9.406/2018, the public offer is put up for auction and is awarded to a company based on the best technical proposal in terms of exploration activities and previous knowledge of the specific mineral right. At present, the winning company bid is based on which company has offered the highest amount of cash in an auction procedure.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

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Atlantic Ocean
Pacific Ocean
Das Neves Lithium Project
BRAZIL
VENEZUELA
COLOMBIA
GUYANA
SURINAME
FRENCH GUIANA
PERU
BOLIVIA
CHILE
PARAGUAY
ARGENTINA
URUGUAY
Minas Gerais
Georgetown
Paramaribo
Cayenne
Boa Vista
Macapá
Belém
São Luís
Fortaleza
Teresina
Natal
João Pessoa
Recife
Maceió
Aracaju
Salvador
Manaus
Altimara
Amazon
Tocantins
Araguaia
Xingu
Pôrto Velho
Rio Branco
Miracema do Norte
Brasilia
Goiânia
Cuiabá
La Paz
Belo Horizonte
Vitória
Campo Grande
Rio de Janeiro
São Paulo
Curitiba
Asunción
Florianópolis
Pôrto Alegre
Santiago
Buenos Aires
Montevideo
72°W
60°
48°
36°
0°
12°S
24°
N
0 200 400 600 800 1000
Metres
BRAZIL
South America
Legend:
National Capital
Department Capital
Secondary City
Department Border
International Border
Road
Railroad
Source: SLR, 2022.
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Location Map

Figure 3-1: Location Map

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

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780000
800000
820000
840000
860000
8240000
8200000
8160000
8120000
N
Legend:
Brazil Minerals Property
Competitor Company Property
Salinas
Rubelita
Coronel Murta
Itinga
Virgem da Lapa
Araçuaí
Sigma - Groto do Cirilo Mine
CBL - Cachoeira Mine
Santa Clara
Tesouras
Das Neves
0 8 16 24 32 40
Kilometres
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Property Map

Source: SLR, 2022.

Figure 3-2: Property Map

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

3-3

3.3 Land Tenure

Table 3-1 lists the mineral rights owned by Brazil Minerals in the Minas Gerais (MG) state, including the six EAs that make up the Das Neves Project, covering a total area of approximately 22,081.13 ha as summarized in Table 3-1 and illustrated in Figure 3-3.

Table 3-1: Mineral Tenure

Brazil Minerals Inc. – Das Neves Lithium Project

ANM Registry No.	Location	Licence Date	Area (ha)	Status	Expiry Date[1]
833.465/2004	ITINGA/MG	3/21/2005	271.44	Exploration Authorization	03/21/08
831.265/2021	CORONEL MURTA/MG VIRGEM DA LAPA/MG	11/5/2021	856.7	Exploration Authorization	11/05/24
831.260/2021	CORONEL MURTA/MG	11/5/2021	49.53	Exploration Authorization	11/05/24
831.255/2021	ARAÇUAÍ/MG	11/5/2021	240.36	Exploration Authorization	11/05/24
831.261/2021	CORONEL MURTA/MG VIRGEM DA LAPA/MG	11/5/2021	97.05	Exploration Authorization	11/05/24
831.341/2021	ITINGA/MG	11/29/2021	212.82	Exploration Authorization	11/29/24
831.340/2021	CORONEL MURTA/MG	12/16/2021	76.08	Exploration Authorization	12/16/24
831.342/2021	ARAÇUAÍ/MG	12/16/2021	146.46	Exploration Authorization	12/16/24
830.751/2022	ARAÇUAÍ/MG	4/18/2022	10.91	Exploration Authorization Application	—
833.631/2004	ARAÇUAÍ/MG	3/21/2005	236.5	Exploration Authorization	03/21/08
833.941/2006	CORONEL MURTA/MG	12/28/2006	342.65	Exploration Authorization	01/19/07
833.880/2008	CORONEL MURTA/MG	11/27/2009	718.52	Exploration Authorization	11/27/12
833.881/2008	CORONEL MURTA/MG VIRGEM DA LAPA/MG	11/27/2009	837.61	Exploration Authorization	11/27/12
830.162/2018	RUBELITA/MG	9/26/2018	116.58	Exploration Authorization	09/26/21
830.825/2019	VIRGEM DA LAPA/MG	2/11/2021	986.89	Exploration Authorization	02/11/24
830.826/2019	CORONEL MURTA/MG VIRGEM DA LAPA/MG	6/14/2021	48.49	Exploration Authorization	06/14/24
830.915/2019	CORONEL MURTA/MG RUBELITA/MG	2/11/2021	179.78	Exploration Authorization	02/11/24
830.917/2019	CORONEL MURTA/MG	2/11/2021	9.97	Exploration Authorization	02/11/21
830.918/2019	CORONEL MURTA/MG	12/10/2020	76.53	Exploration Authorization	12/10/23
830.919/2019	CORONEL MURTA/MG	12/10/2020	49.78	Exploration Authorization	12/10/23
830.824/2020	CORONEL MURTA/MG	7/16/2019	847.67	Exploration Authorization
831.449/2020	ARAÇUAÍ/MG CORONEL MURTA/MG VIRGEM DA LAPA/MG	1/27/2021	1887.17	Exploration Authorization	01/27/24
831.450/2020	CORONEL MURTA/MG	4/6/2021	71.89	Exploration Authorization	04/06/24

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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831.451/2020	CORONEL MURTA/MG	4/6/2021	39.91	Exploration Authorization	04/06/24
831.452/2020	VIRGEM DA LAPA/MG	1/27/2021	257.8	Exploration Authorization	01/27/24
830.916/2019	CORONEL MURTA/MG	5/19/2021	1905.26	Exploration Authorization	05/19/24
830.127/2021	RUBELITA/MG	6/28/2021	1035.84	Exploration Authorization	06/28/24
830.128/2021	ARAÇUAÍ/MG ITINGA/MG	6/28/2021	654.78	Exploration Authorization	06/28/24
830.111/2021	CORONEL MURTA/MG VIRGEM DA LAPA/MG	9/14/2021	44.14	Exploration Authorization	09/14/24
831.258/2021	ARAÇUAÍ/MG NOVO CRUZEIRO/MG	11/5/2021	987.78	Exploration Authorization	11/05/24
830.203/2021	ITINGA/MG	2/4/2022	285.18	Exploration Authorization	02/04/25
830.206/2021	RUBELITA/MG	7/2/2021	94.95	Exploration Authorization	07/02/24
831.338/2021	ARAÇUAÍ/MG	12/16/2021	458.56	Exploration Authorization	12/16/24
831.339/2021	ARAÇUAÍ/MG	12/16/2021	338.16	Exploration Authorization	12/16/24
830.299/2021	CORONEL MURTA/MG VIRGEM DA LAPA/MG	7/1/2021	1966.15	Exploration Authorization	07/01/24
830.300/2021	CORONEL MURTA/MG VIRGEM DA LAPA/MG	7/2/2021	1988.88	Exploration Authorization	07/02/24
830.304/2021	SALINAS/MG TAIOBEIRAS/MG	2/4/2022	679.99	Exploration Authorization	02/04/25
830.920/2019	CORONEL MURTA/MG VIRGEM DA LAPA/MG	11/02/2021 24/12/2021	34.64	Exploration Authorization	11/02/2024 24/12/2024
831.360/2021	CORONEL MURTA/MG VIRGEM DA LAPA/MG	9/17/2021	163.73	Exploration Authorization	09/17/24
831.390/2021	CORONEL MURTA/MG	11/18/2021	14.86	Exploration Authorization	11/18/24
831.239/2021	CORONEL MURTA/MG	10/20/2021	75.24	Exploration Authorization	10/20/24
833.356/2007	ARAÇUAÍ/MG	03/18/2022	1,714.27	Exploration Authorization	03/18/2025
832.925/2008	ARAÇUAÍ/MG	04/18/2022	122.13	Exploration Authorization	04/18/2024
832.639/2003	ARAÇUAÍ/MG	08/12/2003	780	Exploration Authorization	08/12/2005
833.331/2006	ARAÇUAÍ/MG	10/14/2008	67.5	Exploration Authorization	10/14/2011

Notes:

1.	Expiry date refers to the date when the mineral right owner must file a required document, which can include a technical report or any other document requested by the ANM. If the ANM does not approve, or rejects, the document, this date is not updated by the Brazilian agency.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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The Das Neves first EA (ANM registry no.: 833.331/2006) was registered with ANM as published in the Federal Official Gazette (Diário Oficial da União, or DOU) on October 14, 2008, for the purpose of exploring for lithium, feldspar, and quartz. At the time, the EA was granted for three years to Realiza Acabamentos Ltda. (Realiza). Realiza carried out exploration and submitted a Final Exploration Report showing positive results for lithium rich minerals on October 14, 2011. This report has not yet been approved yet, and the last update of the Brazilian agency was on May 25, 2022, requesting additional information to approve the report. On April 12, 2022, Brazil Minerals acquired the Das Neves EA from Realiza and the ownership transfer to Brazil Minerals was finalized by ANM on August 22,2022.

On August 18, 2022, Brazil Minerals acquired three additional mineral rights from third parties, 833.356/2007, 832.925/2008, and 832.639/2003, which are now part of the Das Neves exploration area . The requests for transferring ownership of the mining rights to Brazil Minerals were filed in due time with the ANM, in compliance with the Ordinance of the National Mining Department - DNPM No. 155 of May 12, 2016.

The Tesouras and Santa Clara EAs (ANM registry no.: 833.631/2004 and 833.465/2004) were registered with ANM as published in the DOU on March 21, 2005. The EAs were owned by Marmoaria Araçuaí and Djalma Ribeiro Alves, which have subsequently signed an exclusive sales agreement with Brazil Minerals on April 20, 2022, and June 15, 2022, respectively.

The Das Neves, Tesouras, and Santa Clara EAs are the mineral rights that make up the Das Neves Project, the focus of this TRS.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

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176000
184000
192000
200000
8160000
8152000
8144000
8136000
8128000
8120000
8112000
N
Legend:
BMIX Mining Rights
Sigma Mining Rights
ANM Process
Major River
River
Highway
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Zone: 24S
Itinga
Rio Araçuaí
Araçuaí
Araçuaí Airport
Santa Clara
Tesouras
Das Neves
0 2 4 6 8 10
Kilometres
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Mineral Rights

Source: Brazil Minerals, 2022.

Figure 3-3: Das Neves Mineral Rights

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

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The SLR QP made a random check in the Brazilian system (ANM) and identified that some mineral rights do not have lithium mineralization or lithium related minerals listed as the primary mineral substance. The SLR QP recommends that Brazil Minerals update the primary mineral substance in the ANM as either lithium mineralization or lithium related minerals.

3.4 Surface Rights

Surface rights in Brazil can be applied for if the land is not owned by a third party. The owner of an EA is guaranteed, by law, access to perform exploration field work, provided adequate compensation is paid to third party landowners and the owner of the EA accepts all environmental liabilities resulting from the exploration work.

After an EA has been granted by the Brazilian government, Brazil Minerals signs a formal agreement (contract) with the landowners for a 12-month period. Contracts are made for only those areas where there is pegmatite occurrence or where Brazil Minerals proposes to conduct exploration activities. Table 3-2 lists and Figure 3-4 illustrates the surface owners with whom Brazil Minerals has formal agreements for mineral exploration.

Table 3-2: Summary of Surface Owners

Brazil Minerals Inc. – Das Neves Project

Surface Owner/Property	Area (ha)	Registry No.	% of Area Forest Legal Reserve
Das Neves
Fazenda São José das Neves / Antônio Luiz / Renan José Pinheiro Luiz - Gabriella Luiza Pinheiro Luiz	85,03	11771	20%
Tesouras
Fazenda Tesouras / Lucas Alves Santos	98.32	11414	0.2
Santa Clara
Fazenda Santa Clara/Clayton Chaves Neiva	110.67		0.2

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Surface Rights
N
197554
204873
8139491
8129015
8118540
190236
Legend:
BMIX Mining Rights
CAR
River
Highway
0 20 40 60 80 100
Metres

Source: Brazil Minerals, 2022.

Figure 3-4: Das Neves Surface Rights

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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Landowners are required to have their property registered with the Rural Environmental Registry (CAR), the official Brazilian system, indicating that they have a contract with the owner (Brazil Minerals) of the EA. After registration, the landowners need to ensure access for the Brazil Minerals staff to the area, provide access to water for mineral exploration activities for a fee, provide necessary documentation on the property and personnel to obtain environmental licences, and maintain confidentiality with respect to the contracts and any exploration work to be carried out on their land.

Brazil Minerals is responsible for the reclamation of areas used for drilling, safety of personnel in the work area, monetary compensation to the landowner for surface damage caused by mineral exploration activities, and all environmental liabilities resultant from exploration activities.

Any breach by either the landowner or Brazil Minerals generates a fine of 10% of the contract value if not remedied within 30 days.

3.5 Encumbrances

Brazil Minerals reports that there are no liens and encumbrances associated with the properties.

3.6 Royalties

The Project is currently at the mineral exploration stage in which no royalties are to be paid to the Brazilian government or landowners.

3.7 Required Permits and Status

There are no additional permits besides the EA granted to Brazil Minerals.

3.8 Other Significant Factors and Risks

SLR is not aware of any environmental liabilities on the property. Brazil Minerals has all required permits to conduct the proposed work on the property. SLR is not aware of any other significant factors and risks that may affect access, title, or the right or ability to perform the proposed work program on the property.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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4.0 Accessibility, Climate, Local Resources, Infrastructure and Physiography

4.1 Accessibility

The Project is accessed from Belo Horizonte via highway BR-040 for approximately 160 km to Curvelo, then travelling on BR-259 for approximately 100 km to Gouveia and then on BR-367 for approximately 340 km to Araçuaí. From Araçuaí, access is via unpaved (dirt) roads for approximately 52 km.

4.2 Climate

The climate in the Project area is continental-dry and hot according with the Köppen classification (Köppen, 1936). Annual temperatures range from approximately 18°C in the winter (between June to September) to 34°C in the summer (between December to March). The dry season mainly occurs during the winter months, although it often extends into the summer, with annual precipitation average below 700 mm (Pedrosa-Soares, 1997 and Oliveira et al., 2000).

Exploration work can be carried out year-round.

4.3 Local Resources

The Araçuaí region has a long mining history, mainly related with lithium, tin, tantalite, and gem resources found in pegmatites. Other commodities include ornamental rock, which has a more recent history of mining starting in the 1990s (Pedrosa-Soares 1997). The city is an important supplier of goods and services related to the mining industry.

The basic services available at Araçuaí include hotel accommodation, clinics and hospitals, general supermarkets and retail shops, recreational facilities, industrial suppliers, and general engineering companies. Analytical and drilling services are mainly contracted in the metropolitan region of Belo Horizonte. Skilled and semi-skilled labor is available in the region to support exploration activities.

4.4 Infrastructure

Because of the extensive historical mining activities that occurred in the region, substantial infrastructure exists surrounding the Property, including the proximity to the Irapé Hydroelectric Power Plant, which supplies power to the nearby villages, and along rivers or streams that have water to support mining operations. There is a network of unpaved (dirt) roads that connect the area to highway BR-367.

4.5 Physiography

The Project area is situated in the hydrographic sub-basin of the middle Jequitinhonha River, located in a basin with the same name with elevations below 700 MASL (Pedrosa-Soares 1997). The hydrographic network is connected to the Jequitinhonha River which drains important tributaries including the Araçuaí, Calhauzinho, and Piauí rivers. The Chapada do Piauí is the watershed between the Calhauzinho, and Piauí River valleys (Sá 1977). Due to the deforestation of riparian forest, the Piauí River, previously a perennial stream, has turned into an intermittent stream, ceasing to flow during the driest periods of the year from July to October (according to residents that live on the banks of the Piauí River). Other intermittent streams include the Água Branca, a tributary of the Piauí River, the Quatis, Barriguda, Taquaral, and Teixeira, the right bank tributaries of the Jequitinhonha River, and the Jenipapo, Santana, and Angicos streams, the left bank tributaries of the Jequitinhonha River. The dendritic drainage pattern of the rivers generally defines the regional hydrographic network, although in some areas regional structures are also an important control (Sá 1977).

The current topography is shaped by the Jequitinhonha River and its tributaries, which resulted in rock exposures facilitating mineral prospecting. Several pegmatite bodies are exposed in the river and stream beds. The Cachoeira group (Companhia Brasileira de Lítio, or CBL) and Xuxa (Sigma Mineração S.A., or Sigma) pegmatites were discovered in outcrops on the banks of the Piauí River.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

4-1

Four geomorphological features are distinguished along the middle Jequitinhonha River, including the Project area (Pedrosa-Soares 1997):

1.	Polyconvex hills dissected by erosion, with elevations generally lower than 650 MASL, and generally composed of rocks of the Salinas Formation.

2.	Plateaus, with elevations above 650 MASL, composed of rocks of the Salinas Formation which are overlain by detrital-lateritic sedimentary rocks (Sá 1977, Pedrosa-Soares 1997, Paes 2010).

3.	Granite outcrops (sugar loaf type) with rounded geometries, which explains the diapiric placement of these bodies (Paes 2010).

4.	Terraces and alluvial fans of the Jequitinhonha River and its tributaries, with elevations of approximately 300 MASL (Sá 1977).

The bushy caatinga and the cerrado are the predominant vegetation cover of the region. The bushy caatinga, dominated mainly by entangled thorny bushes and cactaceae, covers the slopes of the plateaus, hills, and granite peaks in low relief areas. The tops of the plateaus are covered by typical cerrado bushes and grasses. Near the rivers and streams, medium to large trees predominate, typical of gallery forest vegetation (Sá 1977, Pedrosa-Soares 1997).

Soil derived from the schists is generally sandy to silty and is reddish to light brown in color. Soil derived from the granites is predominantly light to yellowish gray in color. The average thickness of the weathered material is up to 10 m. In some areas, there is evidence of pegmatites in soils such as fragments of muscovite, feldspar, and spodumene (Sá 1977).

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

4-2

5.0 History

The Project is predominantly located within the Eastern Brazilian Pegmatite Province, which has been surveyed by the Geological Survey of Brazil (CPRM) in 2010. There is no record of any further historical exploration within the Project, however, the area has historical artisanal mine workings. The Das Neves exploration area has been developed for tourmaline and gems (spodumene, triphane, columbite-tantalite). Tesouras has been mined for petalite and Santa Clara, for tourmaline and cassiterite. The historical mines at Das Neves and Tesouras are inactive today, while artisanal production continues at Santa Clara.

The following information presents a summary of exploration and development history in the “Lithium Valley”.

Cassiterite was discovered in the Araçuaí/Itinga region in the 1950s. In 1957, Companhia Estanífera do Brasil (CEBRASA) started exploration, followed by the mining of three pegmatite bodies, Fumal, Urubu, and Generosa (Sá, 1977). The primary product was cassiterite/tantalite concentrate, with lithium and feldspar minerals as a byproduct.

Arqueana Minérios Metais (Arqueana) bought the mine from CEBRASA and mined tantalum and tin from 1980 to 2000. Reported production totals 29,700 t of tantalum-tin concentrate, 31,467 t of petalite, 2,353 t of amblygonite, and 1,317 t of spodumene. The company produced a spodumene concentrate with 6% Li2O to 6.5% Li2O and a petalite concentrate with 3.5% Li2O to 4% Li2O (Sigma, 2017).

During the 2000s, Tanex Resources Ltd. (Tanex) and then Sigma carried out exploration over the mining concessions previously owned by Arqueana. Initially, exploration was focused on tantalum ore, however, in 2014, the focus shifted to lithium exploration and drilling was carried out in several areas including Xuxa, Barreiro, Meio, Maxixe, and Murial (the current Grota do Cirilo project).

In 1991, CBL started operations at the Cachoeira Mine (CBL, 2020), also in the Araçuaí/Itinga region. This mine had been known for the occurrence of lithium minerals since the 1960s, producing spodumene to meet the demands of the domestic market (Sá, 1977). The mine is currently in operation.

5.1 Historical Resource Estimates

There are no historical estimates for the Project.

5.2 Past Production

Past production from the Project included tourmaline, tantalite-columbite, and petalite, however, no official production records were available for review by the SLR QP for this TRS. Based on verbal communication between Brazil Minerals’ staff and the SLR QP, more than 150 tons of petalite have been reportedly produced from the Tesouras historical artisanal mine.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

5-1

6.0 Geological Setting, Mineralization, and Deposit

6.1 Regional Geology

The Project’s regional geology is dominated by the Araçuaí orogen, comprised of a suite of late Neoproterozoic to Cambrian deformed metasedimentary rocks and granitic batholiths overlain by Mesozoic volcanics of the Serra Do Tombo Formation and Cenozoic detrital sediments (Figure 6-1).

The Araçuaí orogen is one of several orogenic events which records the formation and development of the Pan-African orogeny (Almeida, 1977, Pedrosa-Soares and Wiedemann-Leonardos, 2000). Basement rocks of the Araçuaí orogen are made of Archean to Paleoproterozoic tonalite-trondhjemite-granodiorite (TTG), granitoids, and greenstone belt sequences (Noce et al., 2007). Below the Araçuaí orogen, syn-rift, nearshore, and deepwater sedimentary depositional systems exist in the Ribeirão da Folha Formation of the Macaúbas Group (Pedrosa-Soares et al. 2007) (Figure 6-2).

With respect to the evolution of the Araçuaí orogen (pre-, syn-, late, and post-collisional stages) in eastern Minas Gerais, five magmatic suites (G1, G2, G3, G4, and G5) have been recognized based on distinct structural relationships, geochemical and isotopic trends, and uranium-lead (U-Pb) geochronology (Pedrosa-Soares et al. 2007, Pedrosa-Soares et al. 2011). Suite G1 rocks of the pre-collisional stage are I-type granitoids, while G2 is comprised of S-type granites and are syn-collisional. Coeval sedimentation occurred during the syn-collisional phase of the Araçuaí orogen, which is evidenced by flysch-type deposits of the Salinas Formation (Santos et al. 2009; Peixoto et al., 2013). The Salinas Formation also exhibits regional and contact metamorphism (amphibolite to greenschist facies) which records a series of deformational events related to the evolution of the Araçuaí orogen (Santos et al., 2009). Magmatic suite G3 records late to post-collisional stages of the orogenic event and is an amalgamation of S-type granites and metasedimentary rocks (Pedrosa-Soares & Wiedemann-Leonardos, 2000, Pedrosa-Soares et al., 2011).

Orogenetic collapse characterizes magmatic suites G4 and G5 and represents the post-collisional stage (530 Ma to 500 Ma). In the northern Araçuaí orogen, near the cities of Araçuaí, Itinga and Salinas, suite G4 is characterized by S-type magmatism with sub-alkaline composition. The emplacement of magmatic suite G4 also formed large normal shear zones (Alkmim et al., 2007). Suite G4 is hosted mainly in deposits of the Salinas Formation (Pedrosa-Soares & Wiedemann-Leonardos, 2000, Pedrosa-Soares et al., 2011).

Approximately one third of the exposed terrain of the Araçuaí orogen is composed of granitic rocks that reflect a succession of tectonic events spanning 50 million years (630 Ma to 480 Ma) (Pedrosa-Soares et al., 2011) and forms the immense and prolific Eastern Brazilian Pegmatite Province (EBPP), which is almost entirely situated in eastern Minas Gerais. Thousands of granitic pegmatites have been discovered in the EBPP which host a variety of gem, tin (Sn), lithium (Li), tantalum (Ta), niobium (Nb), and uranium (U) deposits (Pedrosa-Soares et al., 2011). The pegmatites were differentiated from G4 magmas of the Araçuaí orogen and are highly evolved products of granitic plutonism (Morteani et al., 2000, Pedrosa-Soares et al., 2011, Paes et al., 2016).

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-1

780000
810000
840000
870000
8220000
8190000
8160000
8130000
8100000
Curral de Dentro
Novorizonte
Santa Cruz de Salinas
Salinas
Comercinho
Rubelita
Coronel Murta
Itinga
Itaobim
Ponto dos Volantes
Virgem da Lapa
Araçuaí
Berilo
Francisco Badaró
Jenipapo de Minas
Caraí
Das Neves
LITHOSTRATIGRAPHIC COLUMN
CENOZOIC
Alluvial
Elluvial - Colluvial
Detritic-lateritic covers
São Domingos Formation
MESOZOIC
Serra do Tombo Formation
PALEOZOIC
Uncertain Tectonic Position Magmatism
Post-collisonal Magmatism, A-Type & I-Type
Morro do Frade Granites
Post-collisonal Magmatism, S-Type
Texeirinha Granite
Córrego da Chuva Granites
Pegmatoid Granites
Fazenda Areão Granite
Lagoa da Espera Pegmatoid Granite
S-Type Granite
NEOPROTEROZOIC
Salinas Formation
Sin-colisonal Magmatism, S-Type
Rebeirão da Folha Formation
Macaúbas Group
Chapada Acauã Formation
Capelinha Formation
SYMBOLS
Cities
BMIX Mineral Rights
N
0 5 10 15 20 25
Kilometers
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Regional Geology Map and Stratigraphic Column

Source: Brazil Minerals, 2022 modified from Paes, 2016.

Figure 6-1: Regional Geology Map and Stratigraphic Column

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-2

Key Map
BRAZIL
SFC
Belo Horizonte
0 1000 km
Araçuaí orogen
GEOLOGY LEGEND
TQ Cenozoic cover
ARAÇUAÍ OROGEN
Pegmatite districts
Cambrian-Ordovician
G5 supersuite (520-480 Ma)
G4 supersuite (530-500 Ma)
Neoproterozoic
G2 (585-560 Ma) and G3 (545-525 Ma) supersuites
Orogenic basins and older successions
Arc-forearc-basement assemblage
G1 supersuite (630-585 Ma)
Paragneiss complexes
Rift, passive margin and oceanic successions
Rift-related granites (c. 875 Ma)
SÃO FRANCISCO CRATON
Neoproterozoic cover
Alkaline intrusions (730-690 Ma)
PRE-NEOPROTEROZOIC
Basement and supracrustal units
44°W
42°W
40°W
15°S
16°S
17°S
18°S
19°S
20°S
21°S
N
São Francisco craton
Itambé
SFC
Pardo River
Pedra Azul
Salto da Divisa
Araçuaí
Padre Paraíso
Jequitinhonha River
Mucuri River
Malacacheta
Nanuque
Ataléia
São José da Safira
Diamantina
SV
B
CC
Nova Venécia
Governador Valadares
Conselheiro Pena
Santa Maria de Itabira
Doce River
Belo Horizonte
Caratinga
M
MF
Espera Feliz
Espírito Santo
Vitória
Atlantic Ocean
0 30 60 90 120 150
Kilometers

BA
MG
ES
RJ
Itambé
Araçuaí
EBP
Governador Valadares
Belo Horizonte
Bicas
Atlantic Ocean
0 200 km
Araçuaí orogen
Easterb Brazilian Pegmatite Province - EBP
States: MG, Minas Gorais, B.A. Bahla, ES, Espirito Santo, RJ, Rio de Janeiro

Source: *Pedrosa-Soares et al., 2011.*

Brazil Minerals Inc.

Das Neves Lithium Project

Minas Gerais, Brazil

Figure 6-2: Simplified Map of Araçuaí Orogen and Eastern Brazilian Pegmatite Province

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-3

6.2 Local and Property Geology

In eastern Minas Gerais, lithium rich pegmatite mineralization is hosted in metamorphosed Salinas Formation shales (quartz-biotite schist) and is either concordant or discordant with schist foliation. The pegmatites occur as tabular bodies with thicknesses from several meters to more than 50 m. Laterally, mineralized bodies vary from tens of meters up to one kilometer in length and are primarily made of quartz, potassium (K-) feldspar (perthitic microcline), albite, muscovite, spodumene, and petalite. Spodumene makes up approximately 20% of the mineralization, with K-feldspar and albite constituting approximately 35%, quartz approximately 35%, and muscovite less than 10%.

Locally, feldspar and spodumene crystals can reach up to two meters in length. These crystals show argillic alteration near the surface, similar to the spodumene at the nearby CBL’s mine. Tantalite and columbite occur, with albite and quartz in places.

The main lithium bearing minerals are spodumene and petalite. Spodumene can contain up to 3.73% Li and approximately 8.03% Li2O. Petalite can contain up to 2.09% Li and approximately 4.50% Li2O.

Observations of the mineralized pegmatites discovered in the exploration areas include:

●	The Abelhas pegmatite (Das Neves) is concordant with schist foliation generally striking northeast-southwest (N40°) with high angle dips to the northwest. The length of the deposit is approximately 80 m to 180 m with an average thickness of 10 m to 14 m. Field mapping shows that the mineralization is open to the northwest and southeast.

●	The Ventania (Tesouras) pegmatite is discordant with schist foliation and generally strikes east to west (N80° to 90°) with subvertical dips to the northwest. The length of the mineralized zone is estimated to be 120 m to 200 m and has an average thickness of four to six meters. Field mapping shows that the mineralized zone is open to the east and west.

6.2.1 Das Neves

Schists of the Salinas Formation outcrop in the Das Neves exploration areas (ANM No. 833.331/2006, 832.925/2008, 833.356/2008, and 833.639/2003) which were intruded by magmatic suite G4 monzogranites of the Teixerinha batholith and pegmatites hosting lithium rich spodumene, columbite-tantalite, and gem quality tourmalines (Figure 6-3). A detailed geological map of the ANM No. 833.331/2006 mineral right is shown in Figure 6-4.

Due to the recent acquisition of the 832.925/2008, 833.356/2007, and 832.639/2003 mineral rights, no detailed information related to their local geology is available, however, the general geology context is the same.

The exploration area is covered by a thick (five meter) horizon of sandy to silty soil brownish ochre in color, with blocks (<30 cm) of pegmatites from adjacent mines or displaced by heavy rainfall and steep relief. The area is heavily vegetated which makes it difficult to identify outcrop, however, historical artisanal mining activity has exposed the deposits. For decades, the Das Neves exploration area has been developed for tourmaline resources and gems (spodumene, triphane, columbite-tantalite) at some farms within the mineral right. The artisanal mines are inactive today. Tailings from these mines were disposed of in piles or “dumps” scattered throughout the area, and in some places complicating access to outcrop.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-4

189800
191800
193800
195800
197800
8115900
8113900
8111900
N
0 0.5 1.0 1.5 2.0 2.5
Kilometers
Legend:
Lithology
CENOZOIC
Detritic-lateritic covers
PALEOZOIC
Pegmatites
Teixerinha Granite
NEOPROTEROZOIC
Salinas Formation
Pegmatite outcrops (≥ 2m)
Projected pegmatites
Quartz zone
Lithium-bearing minerals occurence
Exploration
Drillholes
Trenches
Spodumene artisanal mining
Cartographic Conventions
Roads
Drainage
Mineral Rights
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Das Neves Geological Map

Source: Brazil Minerals, 2022.

Figure 6-3: Das Neves Geological Map

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-5

190300
190800
191300
191800
192300
N
8115900
8115400
0
100
200
300
400
500
Meters
Legend:
Lithology
CENOZOIC
Detritic-lateritic covers
PALEOZOIC
Pegmatites
Teixerinha Granite
NEOPROTEROZOIC
Salinas Formation
Pegmatite outcrops (≥ 2m)
Projected pegmatites
Quartz zone
Lithium-bearing minerals occurence
Exploration
Drill hole
Trench
Cartographic Conventions
Roads
Drainage
Mineral Right
Spodumene artisanal mining (inactive)
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Geological Map of Das Neves Mineral Right 833.331/2006

Source: Brazil Minerals, 2022.

Figure 6-4: Geological Map of Das Neves Mineral Right 833.331/2006

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-6

Quartz-mica-feldspar schists of the Salinas Formation outcropping in the Das Neves exploration area (Figure 6-5A) are light gray to black in color, banded, and occasionally with granitic composition. The banding reflects variations in the proportions of biotite to muscovite (dark bands) and the sum of quartz and feldspar (light bands). These metamorphic rocks are in the green schist facies with foliations perpendicular to the strike which varies between N30°E and N50°E. High angle dips (45°-80°) have been observed in contact with intrusive igneous rocks. Syn-tectonic quartz veins are concordant with the schist foliation, exhibit local boudinage structure, and are one centimeter to 30 cm thick. The Salinas Formation schists host significant pegmatite bodies, ranging from one to two meters thick to 10 m to 30 m thick and up to 40 m to 230 m long.

Figure 6-5: Pegmatite and Schist of the Salinas Formation (A) and Teixerinha Granite Outcrop (B)

The mapped monzogranites are white to gray, medium to coarse grained, composed mostly of quartz, feldspar, muscovite, and black tourmaline. The outcrops are metric, with thicknesses and lengths ranging from five to eight meters (Figure 6-5B). Some quartz crystals are approximately one centimeter in length and stand out in the quartz-feldspar matrix. Weathering marks due to exposure to air are observed in granite outcrops. The Teixerinha granite also hosts pegmatite bodies, which have a similar composition to pegmatites hosted in schist. The pegmatite bodies are restricted to the eastern portion of the exploration area and are encountered in relief breaks of the batholith and in the walls of historical mines.

In the galleries of inactive artisanal underground mines in the western portion of the exploration area, outcrops of the Abelhas pegmatite (Neves-01) have been observed. The pegmatite is 10 m to 14 m thick, 80 m to 100 m long, and is embedded in the foliation planes of the schists of the Salinas Formation. The pegmatite is homogeneous, composed of a dominant matrix of K-feldspar and aggregates of milky quartz and octahedral muscovite, with plates up to five centimeters in diameter. Spodumene crystals up to one meter occur scattered amid the matrix (Figure 6-6A), with most spodumene altered to clay minerals with silty luster and texture, ranging from silty to sandy sized particles (Figure 6-6B).

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-7

A –Spodumene Crystals	B – Spodumene Altered to Clay

Figure 6-6: Metric Spodumene Crystals (Light Gray) in Quartz-Feldspathic Matrix at Das Neves Artisanal Underground Mine

The Abelhas pegmatite is perpendicular to schist foliation and has a strike that varies between N30°E and N50°E and a dip between 45° and 90° in areas near the surface where there is no lithostatic pressure. Drilling intersected 55.68 m of the Abelhas pegmatite. Core samples show weathered and crystalline spodumene and petalite crystals. As depth increases, the concentration of lithium in the pegmatite increases due to less weathering. Figure 6-7 shows the location of the main Abelhas pegmatite mineralization is being delimited and Figure 6-8 is a picture of an Abelhas pegmatite outcrop taken in an inactive artisanal open pit mine.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-8

190300
190400
190500
190600
190700
190800
190900
191000
191100
191200
8115900
8115800
8115700
8115600
8115500
8115400
N
0
50
100
150
200
250
Meters
Legend:
Lithology
PALEOZOIC
Pegmatites
Projected pegmatites
NEOPROTEROZOIC
Salinas Formation
Pegmatite outcrops (≥ 2m)
Lithium-bearing minerals occurence
Structural
Foliation
Fracture plane
Exploration
Drill hole
Trench
Cartographic Conventions
Roads
Drainage
Mineral Right
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Abelhas Pegmatite Detailed
Geological Map - Mineral Right
833.331/2006

Source: Brazil Minerals, 2022.

Figure 6-7: Abelhas Pegmatite Detailed Geological Map – Mineral Right 833.331/2006

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-9

Figure 6-8: Abelhas Pegmatite Outcrop in an Inactive Artisanal Open Pit Mine

South of the Abelhas pegmatite, pegmatite mineralization has been intercepted over a length of 21 m in hole DHAB-02 and projected onto the geological map (Figure 6-7). The pegmatite contains crystalline and microcrystalline spodumene and petalite. The mineralized body may be an extension of the Abelhas pegmatite, as it follows the localized strike trend of N20°E to N50°E, or it may a different mineralized zone. Drilling results are discussed in more detail in subsection 7.2 Drilling.

Four pegmatite outcrops have been mapped in the western portion of the Das Neves exploration property that are two to five meters thick and 15 m to 50 m long where exposed at surface (Figure 6-4). The strike of the pegmatites is perpendicular to schist foliation, locally homogeneous, and composed of quartz, feldspar, muscovite, black tourmaline, and locally petalite. Petalite occurs as altered white clay and as phenocrysts disseminated throughout the host rock (Figure 6-9). Diamond drilling has not yet been carried out on these pegmatites and their geometry has yet to be defined.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-10

A - Crystalline Petalite	B – Altered Argillic Petalite

Figure 6-9: Crystalline and Altered Argillic Petalite

Due to the presence of large mineral resources in the adjacent areas explored and developed by Sigma and CBL, Brazil Minerals believes that there are other pegmatites with potential mineral resources in the Project area. Ground cover and vegetation, however, limit identification of these pegmatites. Soils with abundant fragments of quartz, feldspar, and mica with pegmatite composition are present which may indicate that there may be other pegmatite bodies parallel to the Abelhas pegmatite.

In the eastern portion of the property, several pegmatite bodies outcrop along the main drainages in schists of the Salinas Formation. The most significant pegmatites that have continuity towards the slopes, appear to have distinct boundaries, and have no visible extension were mapped as pegmatite occurrences (Figure 6-10). At least 10 pegmatite bodies were delineated (Figure 6-10A) with dimensions varying from two meters to 30 m thick and 40 m to 230 m long (Figure 6-10B, C, and E). The pegmatites follow a strike trend of N5°E to N30°E and are concordant with schist foliation, which may indicate potential for the presence of densely spaced, stacked, and sizeable lithium-bearing pegmatite bodies.

The pegmatites are comprised mainly of quartz, feldspar, muscovite, and black tourmaline. Crystalline petalite exposed in a historical mining drift has been observed in outcrop with the strongest relief (Figure 6-10D). All pegmatite outcrops were sampled, awaiting geochemical results. The geometry of the pegmatites has yet to be defined by future drilling. Detailed surface mapping is described in subsection 7.1.4.1.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-11

A
231 m
176 m
80 m
Google Earth
Image © 2022 CNES / Airbus
N
100 m
B
C
D
E

Notes: A) Pegmatite geometry in pink; B) Decametric pegmatite outcrop; C) Pegmatite hosted in Salinas Formation, 2 m thick, concordant; D) Crystalline petalite; E) Decametric pegmatite outcrop.

Yellow lines are the mineral right limits.

Figure 6-10: Eastern Das Neves Pegmatites

6.2.2 Tesouras

The Tesouras exploration area (ANM No. 833.631/2004) is dominated mainly by schists of the Salinas Formation, which is the primary host of lithium bearing pegmatites, felsic pyroclastic rocks from the Serra do Tombo Formation, and recent detritic-lateritic deposits (Figure 6-11). The region, in general, has thick soil cover and abundant vegetation, which complicates identification of natural outcrops. In addition, the terrain is very steep, with poor access to certain areas, especially in the west portion of the EA. Existing outcrops are the result of former mining activities that exposed the rocks on surface or subsurface.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

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188300
188800
189300
189800
190300
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191800
192300
8122900
8122400
8121900
8121400
188300
N
0
200
400
600
800
1000
Meters
Legend:
Lithology
CENOZOIC
Detritic-lateritic covers
PALEOZOIC
Serra do Tombo Formation
Pegmatites
NEOPROTEROZOIC
Salinas Formation
Lithium-bearing minerals occurence
Structural
Foliation
Exploration
Mapping points
Trench
Cartographic Conventions
Roads
Drainage
Mineral Right
Petalite artisanal mining pit
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Tesouras Geological Map

Source: Brazil Minerals, 2022.

Figure 6-11: Tesouras Geological Map

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-13

In the Tesouras area, there is an inactive artisanal petalite mine, which, according to verbal communication with Brazil Minerals staff, has produced more than 150 tons of petalite. The inactive mine portal (15 m) has an eight meter decline constructed in the Ventania pegmatite, which is four to six meters thick and 120 m to 200 m long. The pegmatite is discordant with schist foliation and is composed primarily of quartz, K-feldspar, muscovite, and petalite. The petalite occurs as continuous veins with varying thicknesses up to 30 cm (Figure 6-12). The veins strike from 80° to 90° east-west and dip to the north.

A – Petalite Vein up to 30 cm thick	B – Petalite Sample

Figure 6-12: Mineralized Petalite Vein and Crystalline Petalite

The Ventania pegmatite lies discordantly in the quartz-mica schists of the Salinas Formation and is hosted in fracture cleavage that dips to the northwest. The orientation of the fractures strongly controls the geometry of the mineralized bodies. The bodies strike from N80° to N90°, with high angle dips to the north-northwest.

The quartz-mica-feldspar schists of the Salinas Formation are the main lithology in the studied area. They are light gray to black and banded as shown in Figure 6-13A. The banding reflects variations in the proportions of micas (biotite>muscovite) (dark bands) and the sum of quartz and feldspar (light bands). These exhibit metamorphism in green schist facies responsible for developing schistosity in a direction (strike) that varies between N10E and N70E, with sub-horizontal dip intensity of 10° to 20o and may reach sub-vertical dips of 80° in regions of contact with the Ventania pegmatite, possibly associated with the fracture cleavage system.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-14

A – Banded Schist of the Salinas Formation	B – Schist with a Set of Fracture Planes

Figure 6-13: Quarts-Mica-Feldspar Schists from the Salinas Formation

Two different oblique sets of fracture planes are observed in the schists, with a one to five meter spacing between the planes. One set has a N65°E strike and sub-vertical dip (80° to 87°) and the other, a N175°E strike and sub-vertical dip (Figure 6-13B). Syn-tectonic quartz veins occur concordant with the schist foliation, with sizes varying from one to five centimeters, occasionally with boudinage. Concordant one to five centimeter thick pegmatitic veins, composed of quartz and muscovite, are also observed in the schists. The geological evidence related to the Serra do Tombo Formation is gray ochre soil (Figure 6-14), a product of weathering processes in pyroclastic rocks. Well preserved outcrops of the Serra do Tombo Formation are inaccessible due to the steepness of the edge of the plateau.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-15

Figure 6-14: Gray Ochre Soil as a Product of Serra do Tombo Weathering

The region in general has thin soil cover with grassland and few natural outcrops. Most of the outcrops in the exploration area result from historical mining activity.

Detailed mapping of the Tesouras exploration area is underway, however, preliminary geological mapping results are shown in Figure 6-15.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-16

191500
191600
191700
8122000
8121900
N
5
7
82
42
64
26Q2A
0 10 20 30 40 50
Meters
Legend:
Lithology
PALEOZOIC
Pegmatite
NEOPROTEROZOIC
Salinas Formation
Structural
Foliation
Lithium-bearing minerals occurence
Exploration
Trenches
Mapping points
Sampling points
Cartographic Conventions
Roads
Drainage
Mineral Right
Petalite artisanal mining pit
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Preliminary Geological Map of Tesouras Exploration Area Showing Vantania Pegmatite

Source: Brazil Minerals, 2022.

Figure 6-15: Preliminary Geological Map of Tesouras Exploration Area Showing Ventania Pegmatite

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-17

6.2.3 Santa Clara

In the Santa Clara exploration area, schists of the Salinas Formation and G4 monzogranites outcrop with several pegmatite bodies producing colored tourmalines and cassiterite. In general, the pegmatites occur within the schists of the Salinas Formation, and most of the sample points are concentrated in the areas where biotite schists outcrop. The region has a thick cover of silty-sandy soil and vegetation, which complicates identification of natural outcrops, however, quartz-mica-feldspar schist outcrop does exist. The Salinas Formation schists are light gray to black in color and extensively banded. The banding reflects variations in the biotite to muscovite ratio (dark bands) and the sum of quartz and feldspar (light bands). The greenschist facies of metamorphic rocks is responsible for developing well defined foliations trending 245° to 330° with sub-vertical dips.

The pegmatites in the Santa Clara area have a northwest strike and present varied dips, from 50° to sub-vertical and sometimes indeterminate. The main pegmatites mapped in the area outcrop over a distance of 150 m to 250 m (Figure 6-16), with some outcrops forming a continuous trend of up to 350 m in length. The average thickness is approximately 15 m.

Figure 6-16: Pegmatite Outcrop in the Eastern Portion of the Santa Clara Area

In general, the pegmatites are feldspathic and heterogeneous in texture and mineralogy. It is possible to observe variations in the predominance of minerals along the same pegmatite body. The most common occurrences are metric zones of feldspar, muscovite, and quartz. In addition to these minerals, petalite, tourmaline, lepidolite, and cassiterite are also present in some outcrops. Black tourmaline predominates, but colored tourmalines (green and blue) are common (Figure 6-17). Locally, two to three centimeter clay masses fill the interstices in the minerals and present a greenish color. Some outcrops contain pink feldspar. The granulation is also heterogeneous, with metric granulation in some areas, and less common, medium granulation in others. Old and active artisanal mines in the area have produced colored tourmaline and cassiterite.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-18

Figure 6-17: Colored Tourmalines and Lepidolites of Artisanal Mine Activity

A total of fourteen pegmatite bodies were identified within the exploration area and are mostly concordant with schist foliation. Several of the pegmatites have historical and active tourmaline and cassiterite artisanal production. Detailed mapping of Santa Clara has not been completed, however, preliminary mapping results are displayed in Figure 6-18.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-19

200800
201400
202000
202600
203200
203800
8138000
8137600
8137200
N
0 100 200 300 400 500
Meters
Legend:
Lithology
CENOZOIC
Detritic-lateritic covers
PALEOZOIC
Pegmatites
Inferred pegmatites
Teixeirinha Granite
NEOPROTEROZOIC
Salinas Formation
Cartographic Conventions
Roads
Drainage
Mineral Right
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Preliminary Geological Map of Santa Clara Exploration Area

Source: Brazil Minerals, 2022.

Figure 6-18: Preliminary Geological Map of Santa Clara Exploration Area

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-20

6.3 Mineralization

6.3.1 Das Neves

The Abelhas pegmatite is primarily made of quartz, K-feldspar (perthitic microcline), albite, muscovite, and spodumene. The spodumene makes up approximately 18% to 22% of the body, K-feldspar and albite approximately 35% to 40%, quartz approximately 35%, and muscovite less than 5%. K-feldspar crystals reach up to 1.5 m in length. Albite crystals are fracture filling. Muscovite appears as an accessory mineral with tantalite-columbite. Spodumene crystals have very well defined boundaries in comparison to other primary minerals in the orebody and can reach up to 1.5 m in length, with average crystal sizes of 20 cm to 30 cm. The lithium bearing pegmatites of Araçuaí-Itinga were formed from residual melts associated with post-collisional granitic plutonism and G4 magmas.

6.3.2 Tesouras

The primary minerals found in the Ventania pegmatite are quartz, K-feldspar (perthitic microcline), albite, muscovite, and petalite. Petalite makes up approximately 18% to 22% of the mineralized bodies, K-feldspar and albite approximately 45% to 50%, quartz approximately 25%, and muscovite less than 10%. Potassium feldspar occurs as phenocrysts or in aggregates with quartz and albite. In places, petalite and albite occur as intergrowths in a quartz-feldspathic groundmass. Between the mineralized bodies, feldspar crystals appear to vary in thickness. Some feldspar crystals are one meter in length. Albite crystals are also encountered filling fractures. Muscovite appears as an accessory mineral with cassiterite, beryl, and montebrasite.

The petalite crystals (white to yellowish to colorless) in the pegmatite have very well defined geometries compared with other primary phases. Some petalite crystals are 30 cm in length, averaging between five centimeters and 15 cm.

The Ventania pegmatite is discordant with respect to foliations in the underlying quartz-mica schist. The body is hosted in a fracture cleavage system that dips to the northeast. The fracture system appears to have controlled the deposition of the pegmatites in the area.

6.3.3 Santa Clara

The Santa Clara pegmatites consist of feldspar, quartz, muscovite, and tourmaline (black and colored), as well as lepidolite and cassiterite as accessory phases. Locally, petalite occurs. The mineralogical assembly suggests that the pegmatites had lithium when they were crystallized, since they contain green and blue tourmalines as well as lepidolite and petalite.

Santa Clara is at the initial mineral exploration stage and no lithium minerals have yet been identified in the pegmatites that outcrop in this area. Samples have been collected and are being analyzed as of the date of this TRS.

Santa Clara has a number of significant pegmatites with potential for lithium bearing minerals. It also has inactive artisanal mines with past cassiterite and tourmaline production. Based on this, further mineral exploration is required both from surface and underground.

6.4 Deposit Types

According to literature, lithium ores in the Araçuaí orogen occur in highly fractionated rare earth element (REE) pegmatites rich in lithium, cesium, beryllium, and tantalum (Morteani et al. 2000; Pedrosa-Soares et al., 2011; and Paes et al., 2016). Morteani et al. (2000) determined that the mineral chemistry of K-feldspar collected from the Araçuaí orogen is similar to that of the cesium and lithium bearing pegmatites predicted by Trueman and Cerný (1982) geochemical models. Highly evolved lithium rich magma geochemistry has also been studied by Correia-Neves et al. (1986).

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

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6.4.1 Deposit Models

The mineral systems in highly evolved magmatic sources of REEs and lithium are controlled by the degree of fractionation. In granitic rocks with a high degree of fractionation, lithium and tantalum is more abundant. This characteristic defines the spatial zoning and distribution of pegmatite mineralogy with respect to the parent magma (pluton). Although the relationship between fractionation and REE concentration has not been determined in eastern Minas Gerais, Sá (1977) identified that petalite rich pegmatites are close to granitic intrusions and lepidolite rich pegmatites are in more distal locations. Based on this work, spodumene would occur in the intermediate parts of the pegmatite body. Based on geochemical studies, Morteani et al. (2000) show that the pegmatites of the Araçuaí-Itinga/orogen cover the complete fractionation interval exposed in the EBPP.

A schematic figure showing the tendency of spodumene crystals to grow towards the top of the body and the phenomenon of “flooding” of aqueous fluid in the lower plunging portion is provided in Figure 6-19.

Source: Romeiro, 1998. Not to Scale.

Figure 6-19: Deposit Model

The Araçuaí-Itinga lithium pegmatites are controlled by structure which can be concordant or discordant with respect to schist foliation. The work of Sá (1977) shows that pegmatites discordant with schist foliation predominate, with strikes varying from 40° to 80° and high angle dips in the northeastern quadrant of the exploration area. The pegmatite bodies tend to be tabular with little variable thickness and are hosted in the schists of the Salinas Formation.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

6-22

7.0 Exploration

7.1.1 Literature Review

Preliminary review of the literature on the geology and physiography of the exploration areas was carried out to support advanced regional and prospect scale exploration work.

For this purpose, Brazil Minerals reviewed the following documents:

●	Research reports prepared by universities and government agencies in the region

●	Results of the geological survey of the region carried out by the CPRM

The literature review improved the general knowledge of the geology (characterization of regional geological structures) and physiography (main drainage networks, climate, vegetation, etc.) of the Project area.

7.1.2 Aerophotogrammetric Survey

A photogrammetric survey using a drone was carried out over the 833.331/2006 mineral right of Das Neves, to define mineralized zones and lithological contacts within this exploration area and to construct a one meter digital elevation model (DEM) and orthomosaic images. Data processing consisted of triangulation and automatically measuring crossing points for image correlation and adjustment of the final images. The equipment used to acquire images for this work was a Phantom 4 Pro V2 drone. The drone is light, has multiple rotors, weighs 1,375 g, and has good portability.

Flight data was processed using Agisoft Metashape Professional software (Agisoft) which generates digital models, elevation models, and orthomosaics from a set of overlapping georeferenced images. The processing steps to generate the DEM and orthomosaics for the exploration area can be summarized as follows:

●	Aerial photographs were imported into Agisoft and the coordinate system of the survey was defined.

●	The drone flight path was designed to obtain best possible data and considered flight conditions. Flights were carried out at an altitude of 200 m.

●	At this stage, all generated photos were aligned using Agisoft. The software finds corresponding points between superimposed images, estimates the camera position for each photo, and builds a sparse point cloud model. After alignment, an optimization tool is used to obtain greater precision in the calculation of external and internal parameters of the camera and to correct possible distortions.

●	The DEM was generated using Point Cloud software to provide interpolation with more accurate results and faster processing (Figure 7-1).

The DEM is a mathematical representation of the spatial distribution of generated curves. Using the DEM, it is possible to create transversal profiles, develop and assist in geological modelling, and carry out delineation of basins and hydrographic networks.

For this Project, the DEM was used as the basis for topographic curve generation. The DEM generated in Agisoft was uploaded into the ArcGIS Desktop software to create contour lines of the terrain.

An orthomosaic (Figure 7-2) was constructed by overlaying georeferenced images to generate a mosaic in Agisoft. The processed image has high spatial resolution and precision.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-1

190400
191300
192200
8116000
8115200
8114400
N
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
Legend:
Das Neves Tenement
Das Neves Digital Elevation Model
Elevation
High: 830 m
Low: 460 m
0 200 400 600 800 1000
Meters
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Digital Elevation Model of Exploration Area

Source: Brazil Minerals, 2022.

Figure 7-1: Digital Elevation Model of Exploration Area

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-2

190500
191000
191500
192000
192500
8116000
8115500
8115000
N
Legend:
Das Neves Tenement
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Orthomosaic of Exploration Area
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
0 100 200 300 400 500
Metres
Source: Brazil Minerals, 2022.

Figure 7-2: Orthomosaic of Exploration Area

7.1.3 Topography

From December 14 to 16, 2021, CIAM Engenharia (CIAM) performed a planimetric survey of the one of the Das Neves (833.331/2006) mineral rights and Tesouras area. The projects are referred to as “Lithium Project – Neves” and Lithium Project – Tesouras” in technical reports published by CIAM, and the reports were authored by Pedro Henrique Brandão Silva, Surveyor Technician, CFT 08480413646 (Silva, 2022).

7.1.3.1 Methodology

After defining the exploration area and prior to starting field work, CIAM identified an area with the best coverage to take altimetric measurements. The work methodology included a systematic approach to create a 20 m2 x 20 m2 mesh for even distribution of survey points throughout the exploration area. Detailed field observations, however, allowed a more widely spaced distribution of survey points in areas with constant slope, while areas of high relief were surveyed more densely.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-3

The work carried out was also designed to map access roads, streams, historical mine workings, houses, trenches, and electrical infrastructure within the exploration area. All mapping was carried out using real-time-kinematics (RTK) equipment (CHC Model 150) and processed using Landstar software. Orthoimages were based on aerophotogrammetry collected with a Phantom 4 Pro V2 drone, as described in subsection 7.1.2.

7.1.3.2 Post-field Data Processing

After the completion of field work, base station data was processed with the precise point positioning system (PPP) of Brazilian Institute of Geography and Statistics (IBGE) to convert the data to the Brazilian Geodetic system (SGB) - South 24 spindle and DATUM Sirgas 2000.

After processing base station data, all points tracked in the field were aligned with the base and the location of roads, streams, historical mine workings, trenches, houses, and electrical infrastructure was transferred on to the map. Contour lines were generated through the software Topocad2000 V. 16. Major contour intervals are every five meters, and minor intervals are every one meter.

As a result, the following files were generated:

●	Contour map in .PDF and .DWG format

●	Tracked points report

●	Orthophoto (planimetric survey)

●	Term of technical responsibility (TRT)

The topographic surface data comprising the Das Neves and Tesouras exploration areas was acquired in 2022. Maps with a one meter contour interval are displayed in Figure 7-3 and Figure 7-4. The maps include all the geographic information needed to facilitate advanced fieldwork for geological mapping and drilling.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-4

0 100 200 300 400 500
Metres
SITUATION PLAN:
ARAÇUAÍ
CARAÍ
NOVO CRUZEIRO
Studied area
Coordinate Information
UNIVERSAL TRANSVERSE MERCATOR
UTM
MN
GN
C
SGR - SIRGAS2000
MC: 39°W
CM: +00°51'00,788"
K: 1.00077522
CENTRAL POINT
Lat.: 17°01'20,305"S
Long.: 41°54'15,510"W
Zone: 24S
Legend
Roads
Drill holes
Inactive artisanal mining
Trenches
Field level
Intermittent watercourse
Perennial watercourse
Permanent preservation area limit
Power grid
Transformer
Houses
GEOREFERENCED
PLANIALTIMETRIC
SURVEY
CIAM ENGENHARIA
Lithium Project - Neves
Contracting part: Mineração Apollo LTDA
Municipality: Araçuaí - MG
District: Araçuaí
Total area: 46,00 hectares
Perimeter: xxx
Scale: 1:2.500
dez/2021
Contracting part:
Mineração Apollo LTDA
RT:
Pedro Henrique Brandão Silva
Credenciado INCRA: PNHF
Contour lines
Equidistance:1,00 m
MASTER
SIMPLE
N=8116000
N=8115500
N=8115000
E=190500
E=191000
E=191500

Brazil Minerals Inc.

Das Neves Lithium Project

Minas Gerais, Brazil

Topography of Das Neves Prospect and Surrounding Area

Source: Brazil Minerals, 2022.

Figure 7-3: Topography of Das Neves Prospect and Surrounding Area

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-5

Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Topography of Tesouras Prospect and Surrounding Area
0 50 100 150 200 250
Metres
E=191250
E=191500
E=191750
E=192000
E=192250
N=8122500
N=8122250
N=8122000
N=8121750
SITUATION PLAN:
ARAÇUAÍ
CARAÍ
NOVO CRUZEIRO
Studied area
Coordinate Information
UNIVERSAL TRANSVERSE MERCATOR
UTM
SGR - SIRGAS2000
MC: 39°W
CM: +00°50'41,531"
K: 1.00076874
CENTRAL POINT
Lat.: 16°57'55,800"S
Long.: 47°53'43,491"W
Zone: 24S
C
Legend
Roads
Drill holes
Inactive artisanal mining
Trenches
Field level
Intermittent watercourse
Perennial watercourse
Permanent preservation area limit
GEOREFERENCED PLANIALTIMETRIC SURVEY
CIAM ENGENHARIA
Lithium Project - Tesouras
Contracting part: Mineração Apollo LTDA
Municipality: Araçuaí - MG
District: Araçuaí
Total area: 23,00 hectares
Perimeter: xxx
Scale: 1:2.000
jan/2022
Contour lines
Equidistance: 1,00 m
MASTER
SIMPLE
Contracting part:
Mineração Apollo LTDA
RT:
Pedro Henrique Brandão Silva
Credenciado INCRA: PNHF
606,79
593,49
646,13
699,01
709,58
728,55
626,79
697,93
580,17
702,43
651,24
674,59
573,16
608,07
645,38
636,63
679,95
627,39
608,56
572,38
608,26
596,11
643,39

Source: Brazil Minerals, 2022.

Figure 7-4: Topography of Tesouras Prospect and Surrounding Area

7.1.4 Geological Mapping and Sampling

Brazil Minerals started lithium mineral exploration work in January 2021, conducting geological reconnaissance site visits, updating the geological mapping database, and completing literature review for several areas of mineral rights of the company and other owners.

In the areas where pegmatites with lithium minerals were identified, Brazil Minerals initiated detailed geological and mineralogical mapping of the pegmatites with outcrop in historical artisanal mines at Das Neves (Abelhas pegmatite), Tesouras (Ventania pegmatite), and Santa Clara.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-6

7.1.4.1 Das Neves

7.1.4.1.1 Geological Mapping and Sampling

In 2021, preliminary mapping was carried out on the Das Neves property. Two five kilogram spot samples of spodumene crystals with argillic alteration were collected in the northern part of the Abelhas pegmatite, in an inactive artisanal mining pit named “Lavra do Severino”, to be used as a reference for future sampling and analysis. The samples were analyzed using inductively coupled plasma mass spectrometry (ICP-MS), four acid digestion, and X-ray fluorescence spectrometry (XRF) at GeoAnalabs, an analytical laboratory in Ouro Preto and Nova Lima, Brazil. The results are summarized in Table 7-1.

Table 7-1: Das Neves Preliminary Sampling Results

Brazil Minerals Inc. – Das Neves Lithium Project

	AGM				Geographic Coordinates
Sample	Registry No.	Target	Li (ppm)	Li2O (%)	y	X
02Q3D	833.331/2006	Das Neves	1.71	3.68	8,115,834	190,892
02Q3F	833.331/2006	Das Neves	1.73	3.72	8,115,838	190,891

The most recent geological mapping campaign, carried out in April 2022, was focused on detailing the geological setting of the Das Neves property at a 1:5,000 scale. The principal strategy used during the mapping campaign was to follow the main east-northeast to west-southwest drainage systems in the exploration area, as they were more likely to contain outcrops of more well preserved rocks. A total of 154 geological mapping points, representatively covering the target area, were characterized (Figure 7-5). The points with lithium bearing minerals are listed in Table 7-2.

Table 7-2: Das Neves Geological Mapping Point Description

Brazil Minerals Inc. – Das Neves Lithium Project

Name	Latitude (mN)	Longitude (mE)	Elevation (m)	Description	Structural Control	Dip Direction (°)	Dip (°)	Strike (°)
P-5	190,787	8,115,430	530	Artisanal mining shaft with pegmatite outcrops, composed of quartz, feldspar, muscovite, black tourmaline and petalite.
P-12	190,939	8,115,679	563	Pegmatite outcrop with petalite occurrence.	Concordant contact with schist foliation	335	40	245	NW
P-13	190,924	8,115,668	557	Pegmatite outcrop with petalite occurrence.	Concordant contact with schist foliation	335	40	245	NW
P-18	190,641	8,115,447	528	Decametric pegmatite (10m) with petalite occurrence, outcropping near drainage
P-56	191,543	8,115,717	610	Decametric pegmatite outcrop with inactive artisanal mining pits. Quartz, feldspar, muscovite, black tourmaline and petalite comprise homogeneous pegmatite.
P-124	190,633	8,115,472	520	Decametric pegmatite (10m) with petalite occurrence, outcropping near drainage

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-7

189800
191800
193800
195800
197800
8115900
8113900
8111900
N
P-112
P-116
P-2
P-120
P-1
P-3
P-77
P-140
P-142
P-139
P-143
P-13
P-99
P-93
P-95
P-138
P-18
P-7
P-8
P-9
P-87
P-97
P-17
P-5
P-6
P-86
P-96
P-84
P-156
P-159
P-155
P-153
P-154
P-163
P-160
P-162
P-164
P-165
P-161
P-167
P-169
P-170
P-171
P-168
948 m
1002 m
342
600 m
0 500 1000 1500 2000 2500
Meters
Legend:
Geological Survey
Mapping Points
Routes
Cartographic Conventions
Drainage
Mineral Right
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Das Neves Detailed Drainage Mapping Points

Source: Brazil Minerals, 2022.

Figure 7-5: Das Neves Detailed Drainage Mapping Points

Chip sampling was carried out during the mapping campaign to delineate anomalously high lithium concentrations. A total of 48 samples of pegmatites were collected at the property (Figure 7-6). The sampling procedure followed a strict protocol to ensure the representativeness of the sample and to prevent contamination or bias.

Chemical analysis was completed on 14 samples. Samples with concentrations greater than or equal to 100 ppm Li are listed in Table 7-3. Due to extensive weathering, analytical results for lithium concentration in parts per million and Li2O% are expected to be lower, however, they can be used as indicators to assist in further lithium exploration work.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-8

Table 7-3: Select Das Neves Chip Sampling Results

Brazil Minerals Inc. – Das Neves Lithium Project

	AGM			Li2O	Geographic Coordinates
Sample	Registry No.	Target	Li (ppm)	(%)	y	x
PE-01	833.331/2006	Das Neves	133	0.03	191,430	8,115,831
PE-04	833.331/2006	Das Neves	176	0.04	190,740	8,115,444
PE-05	833.331/2006	Das Neves	122	0.03	190,848	8,115,429
PE-07	833.331/2006	Das Neves	131	0.03	191,295	8,115,452
PE-10	833.331/2006	Das Neves	155	0.03	190,822	8,115,489
PE-12	833.331/2006	Das Neves	189	0.04	190,807	8,115,464
PE-13	833.331/2006	Das Neves	266	0.06	190,693	8,115,444
PE-14	833.331/2006	Das Neves	103	0.02	190,641	8,115,447

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-9

189800
191800
193800
195800
197800
8115900
8113900
8111900
N
PE-36
PE-37
PE-35
PE-43
PE-48
PE-09
PE-34
PE-33
PE-42
PE-46
PE-47
PE-32
PE-41
PE-44
PE-45
PE-31
PE-14
PE-39
AN-02
AN-03
AN-01
AN-08
AN-05
AN-06
AN-07
AN-04
AN-09
0 0.5 1.0 1.5 2.0 2.5
Kilometers
Legend:
Geological Survey
Sampling Points
Cartographic Conventions
Mineral Right
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Das Neves Chip Sample Location Map

Source: Brazil Minerals, 2022.

Figure 7-6: Das Neves Chip Sample Location Map

7.1.4.1.2 Trenches

In 2021, three trenches were excavated at Das Neves to delineate the geometry of lithium mineralized zones and to guide diamond core drilling.

The trenches are approximately 40 m in length and spaced 50 m apart. The trenches follow the direction of the Salinas Formation schist dip and are approximately three meters in depth. The trenches were excavated using a New Holland B110B backhoe loader (Figure 7-7).

Detailed mapping of geological contacts was accomplished by describing the saprolite material removed during the excavation of the trenches. This method was used because it was impossible to remove all the saprolite/soil and expose the pegmatite in any of the trenches due to the limitation of the equipment (up to 3.0 m). Through the description of the composition, color, texture, and mineralogy of the material removed, Brazil Minerals was able to locate contacts between schists of the Salinas Formation and the Abelhas pegmatite. Details of the trenches (numbered from east to west) are as follows.

●	Trench 01 (TRA01) is 45 m long and has a minimum depth of one meter and a maximum depth of 2.3 m. The hanging wall and footwall contacts were identified by clasts of quartz-mica-feldspar schists in the extreme areas, alternating with blocks of saprolites already undergoing pedogenesis, rich in muscovite, vitreous quartz, citrine quartz, and milky quartz that “outcropped” in the center between contacts C1 and C2 with a thickness of 27 m (thickness of the Abelhas pegmatite, Trinheira TRA01).

●	Trench 02 (TRA02) is 85 m long, with a minimum depth of 0.5 m and a maximum depth of 1.5 m. The hanging wall and footwall contacts were identified by increasing or decreasing penetrability of the backhoe shell, so that the edges had an advance of one meter or more. Over a thickness of 26 m (thickness of the Abelhas pegmatite, TRA02 trench) between C3 and C4, the presence of vitreous and milky quartz blocks was observed. Backhoe advance within this interval was extremely difficult. The material is similar to aluminous crust (bauxite), normally a product of weathering of felsic rocks, rich in quartz and feldspar. This interval was treated as outcropping pegmatite.

●	Trench 03 (TRA03) is 82 m long with a minimum depth of 1.5 m and a maximum depth of 2.5 m. Two intervals (C5 - C6 and C7 - C8) were identified to contain glassy and milky quartz pebbles and were interpreted as possible pegmatite outcrops, however, more information is required for confirmation. Both intervals are 10 m long.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-10

N
0 100 200 300 400 500
Metres
N
C0
C2
C1
C4
C3
C8 (?)
C7 (?)
C6
C5
0 20 40 60 80 100
Metres

Brazil Minerals Inc.

Das Neves Lithium Project

Minas Gerais, Brazil

Das Neves Aerial Map Showing Trenches

Legend:

Mineral Right

Trench

Unpaved Road

Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter

Source: Brazil Minerals, 2022.

Figure 7-7: Das Neves Aerial Map Showing Trenches

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-11

7.1.4.2 Tesouras

7.1.4.2.1 Geological Mapping and Sampling

Geological mapping on the Tesouras property is more advanced in the eastern section of the property where the relief is less steep and more accessible. During the Tesouras geological mapping campaign (2021), trenches were excavated to identify the geometry of the mineralized bodies and to plan diamond core drilling (HQ core). Mapping points are described in Table 7-4 and shown in Figure 7-8.

Table 7-4: Tesouras Geological Mapping Point Description

Brazil Minerals Inc. – Das Neves Lithium Project

Name	Latitude (mN)	Longitude (mE)	Elevation (m)	Description	Structural Control	Dip Direction (°)	Dip (°)	Strike (°)
16Q3	5,359,831	336,901	536	Metric to decametric heterogeneous pegmatite, with feldspar, quartz-muscovite, and petalite zones. The body is embedded in the Salinas Formation schist. Petalite is white and pink.	Pegmatite is not concordant with schist foliation (Sn: 340/10; Peg. Direction: N110)	10	80	100	NE
17Q3	5,359,907	336,921	638	Salinas Formation schist with pegmatitic veins, composed of quartz, feldspar, and muscovite.
18Q3	5,360,027	336,998	669	Salinas Formation schist with quartz veins.
19Q3	5,360,107	337,206	741	Salinas Formation schist with quartz veins.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-12

188800
189300
189800
190300
190800
191300
191800
192300
8122900
8122400
8121900
8121400
PC20
PC19
19Q3
18Q3
PC18
16Q3
17Q3
Sources: Esri, HERE, Garmin, Intermap, increment P Corp., GEBCO, USGS, FAO, NPS, NRCAN, GeoBase, IGN, Kadaster NL, Ordnance Survey, Esri Japan, METI, Esri China (Hong Kong), (c) OpenStreetMap contributors, and the GIS User Community
N
0 100 200 300 400 500
Meters

Legend:

Geological Survey

- *Mapping Points*
- *Routes*

Cartographic Conventions

- *Mineral Right*
- *Drainage*

Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S

Brazil Minerals Inc.

Das Neves Lithium Project

Minas Gerais, Brazil

Tesouras Geological Mapping

Source: Brazil Minerals, 2022.

Figure 7-8: Tesouras Geological Mapping

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-13

A two-kilogram grab sample of petalite phenocrysts was collected and analyzed by sodium peroxide fusion, inductively coupled plasma optical emission spectroscopy (ICP-OES)/ICP-MS (ICM90A) at SGS Geosol Laboratórios Ltda, Vespasiano, Minas Gerais (SGS GEOSOL). The results are summarized in Table 7-5.

Table 7-5: Tesouras Sampling Results

Brazil Minerals Inc. – Das Neves Lithium Project

	AGM			Li2O	Geographic Coordinates
Sample	Registry No.	Target	Li (ppm)	(%)	y	x
26Q2A	833.631/2004	Tesouras	>15,000	3.23	8,121,921	191,519

7.1.4.2.2 Trenches

The contacts between the pegmatite and its host rocks were mapped inside the trenches through the observation and description of the trench walls and the bottom of the artisanal pit (Figure 7-9) as well as the saprolite material removed during the excavation of the trenches. The trenches did not achieve the planned advance due to the limitation of the equipment, however, with a shallow weathering mantle, it was possible to find fresh rock in all trenches and to observe contacts between the schists of the Salinas Formation and the Ventania Pegmatite. The trenches were named TRV01, TRV02, and TRV03 from west to east and their details are described below.

●	Trench 01 (TRV01) has a length of 50 m and maximum depth of one meter. The hanging wall and footwall contacts were identified from clast and boulder outcrops in the wall and at the bottom of the pit. Quartz-mica-feldspar schists alternate with layers of muscovite rich saprolite, feldspar, quartz, and petalite. Pegmatite is observed between the hanging wall and footwall contacts and have a thickness of seven meters.

●	Trench 02 (TRV02) has a length of 25 m and maximum depth of one meter. The trench intercepted pegmatite bodies with a thickness of seven meters (the thickness of the Ventania pegmatite). The hanging wall and footwall contacts were identified by decreasing penetration of the backhoe shell, and also by observation and description of the trench walls and pit bottom.

●	Trench 03 (TRV03) has a length of 42 m and a depth less than one meter. The hanging wall contact was intercepted, while the footwall contact could not be reached due to the property limit agreement with the landowner. The pegmatite body is at least five meters thick.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-14

N
0 200 400 600 800 1000
Metres
C1
C2
C3
C4
C5
Legend:
Mineral Right
Trenches
Contact
Foliation
Inactive artisanal mine
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
N
0 20 40 60 80 100
Metres
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Ventania Pegmatite Showing Trenches

Source: Brazil Minerals, 2022.

Figure 7-9: Ventania Pegmatite Showing Trenches

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-15

7.1.4.3 Santa Clara

7.1.4.3.1 Geological Mapping and Sampling

Preliminary geological mapping was carried out in January 2022. The rocks at the property consist of Salinas Formation schists, magmatic suite G4 monzogranites, and several pegmatite bodies, which are described in Table 7-6. The mapping points surveyed in the exploration area are shown in Figure 7-10.

Table 7-6: Santa Clara Geological Mapping Point Description

Brazil Minerals Inc. – Das Neves Lithium Project

Name	Latitude (mN)	Longitude (mE)	Elevation (m)	Description	Structural Control	Dip Direction (°)	Dip (°)	Strike (°)
10Q5	5,370,488	348,472	537	Pegmatite outcrops on the road floor. High degree of weathering. Feldspar, quartz, and muscovite.
11Q5	5,370,488	348,472	523	Pegmatite with artisanal workings. Predominant mineralogy is feldspar, quartz, muscovite, and black tourmaline. The grain size is medium to coarse, equigranular in texture.	No contact was observed. The body has penetrative planes of igneous bedding	247	80		NW
12Q5	5,371,041	348,377	601	Small pegmatite outcrops on the road floor. High degree of weathering. Feldspar, quartz, and muscovite.
13Q5	5,370,156	348,562	440	Tabular pegmatite up to three meters thick.	Has tabular geometry in the 330° azimuth direction, subvertical dip.			330	NW
14Q5	5,370,154	348,479	447	Small pegmatite hosted in schist.	Parallel to schist foliation	330	65	240	NE

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-16

200800
201300
201800
202300
202800
203300
203800
8137900
8137400
8136900
13Q5
14Q5
10Q511Q5
PC02
12Q5
PC03
PC01
04Q1
05Q1PEG3
02Q5
03Q5
01Q5
Peg
Sources: Esri, HERE, Garmin, Intermap, increment P Corp., GEBCO, USGS, FAO, NPS, NRCAN, GeoBase, IGN, Kadaster NL, Ordnance Survey, Esri Japan, METI, Esri China (Hong Kong), (c) OpenStreetMap contributors, and the GIS User Community
N
0 200 400 600 800 1000
Meters
Legend:
Geological Survey
Mapping Points
Routes
Cartographic Conventions
Mineral Right
Drainage
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Santa Clara Geological Mapping

Source: Brazil Minerals, 2022.

Figure 7-10: Santa Clara Geological Mapping

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-17

A two kilogram petalite sample was collected from pegmatites encountered in inactive mines. The sample was sent to the laboratory and analyzed by sodium peroxide fusion - ICP-OES/ICP-MS (ICM90A), by SGS GEOSOL. The results are presented in Table 7-7.

Table 7-7: Santa Clara Sampling Results

Brazil Minerals Inc. – Das Neves Lithium Project

	AGM			Li2O	Geographic Coordinates
Sample	Registry No.	Target	Li (ppm)	(%)	y	x
27Q2	833.465/2004	Santa Clara	>15,000	3.23	8,137,940	200,981

7.1.5 Exploration Target

Within the Das Neves 833.331/2006 mineral right, several drill holes intersected pegmatite bodies and, based on geological evidence, some of these pegmatite bodies continue into the other Das Neves mineral rights. At this stage, SLR considers that the available information is insufficient for estimating a Mineral Resource at Das Neves, however, information from the existing intercepts suggests a potential tonnage of 1.6 Mt to 2.2 Mt, at an average grade ranging from 0.21% Li2O to 0.22% Li2O. This is based on surface mapping and 18 drill holes with LiO2 ranging up to 3.25%.

The ranges of potential quantities and grades of the exploration target are conceptual in nature, there has been insufficient exploration to define a Mineral Resource on Das Neves, and it is uncertain if further exploration will result in the estimation of a Mineral Resource. The exploration target therefore does not represent, and should not be construed to be, an estimate of a Mineral Resource.

Additional drilling and surface exploration are necessary to define the already intersected pegmatite bodies, and to continue exploring the prospective area. As new information becomes available, the mineralized wireframes could potentially be re-modelled and used to support a Mineral Resource estimate in the future.

SLR recommends following up with infill drilling oriented at a shallower dip angle, such that the resulting intercept reflects better the true thickness of the pegmatite and allows for a better understanding of the contact surfaces with the wall host rock. Similarly, drilling orientation should be correlated with the local pegmatite orientation, as suggested by surface exploration information.

SLR notes that, in several intersections, economical grade mineralization is present in the schist samples immediately adjacent to the pegmatite intercepts. Brazil Minerals should adjust the sampling strategy to include a much longer length of core on the shoulders of the pegmatitic target, especially in areas where multiple pegmatite intercepts occur. As the Project advances and a better understanding of the lithium mineralization at Das Neves is achieved, the sampling could be focused on the narrower pegmatite targets. Furthermore, while the rock exposed underground by the nearby artisanal mining shows large crystals and high proportions of spodumene, pegmatite intercepts in the core sampling return assay values that are markedly lower than the wall rock schist samples. SLR recommends reviewing the effectiveness of current drilling practices for capturing representative samples from the pegmatite bodies taking into consideration the size and distribution of spodumene clusters.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-18

7.2 Drilling

7.2.1 Type and Extent

Diamond drilling (DD) is the principal method of exploration utilized at Das Neves. Since August 2021, Brazil Minerals and its drilling contractor Global Perfurações, of Itabira/Minas Gerais state, Brazil have completed a total of 18 drill holes for 1,213.95 m within the 833.331/2006 mineral right at Das Neves. No drilling has been carried out at Tesouras or Santa Clara. A summary of drilling is presented in Table 7-8 and drill hole location map is illustrated in Figure 7-11.

Table 7-8: 2021-2022 Drilling Summary

Brazil Minerals Inc. – Das Neves Lithium Project

Hole	Depth (m)
DHAB-01	26.00
DHAB-02	25.27
DHAB-03	9.98
DHAB-01A	50.25
DHAB-02B	59.45
DHAB-02A	40.70
DHAB-03A	120.15
DHAB-04	81.50
DHAB-05	120.45
DHAB-06	57.60
DHAB-07	61.75
DHAB-08	30.30
DHAB-09	53.05
DHAB-10	65.15
DHAB-11	73.05
DHAB-11B	118.40
DHAB-12	110.9
DHAB-13	110.00
Total	1,213.95

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-19

190720
190800
190880
190960
191040
8115800
8115740
8115680
8115620
8115560
8115500
Legend:
Collars
Mineral Rights
Inferred Pegmatites
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
N
0 20 40 60 80 100
Meters

Brazil Minerals Inc.

Das Neves Lithium Project

Minas Gerais, Brazil

Drill Hole Location Plan

Source: Brazil Minerals, 2022.

Figure 7-11: Drill Hole Location Plan

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-20

7.2.2 Procedures

7.2.2.1 Collar Coordinates and Surveying

Drill holes in the program are spotted in the field with a global positioning system (GPS) (Garmin 60S) and collared under the supervision of Brazil Minerals’ geologists. Mining technicians opened access to the drilling sites and determined the inclination of the boreholes using a Brunton type compass and clinometer. Daily drilling progress is monitored by a Brazil Minerals technician who also supervised the packaging of the core samples and noted core recoveries in drilling reports.

Drill hole collar locations are recorded on the original drill logs created at the time of drilling, including easting and northing coordinates in local grid (UTM) and elevation of collar in meters above sea level (MASL). The drill hole coordinates are not updated at the completion of the drill hole using more accurate survey equipment, as well as no downhole deviation measurements are made in angled and vertical drills.

Daily drilling reports were completed under supervision of Brazil Minerals’ representative who conducted field verification of the depths, advances, and core recoveries (Figure 7-12).

SLR QP is of the opinion that the final coordinates of the drill holes must be collected using a precision survey equipment to replace the initial coordinates obtained by GPS. The SLR QP also strongly recommends that downhole survey must be performed and measured in all drill holes using an appropriate survey equipment to ensure accuracy of mineralization location and elevation for future Mineral Resource estimation.

7.2.2.2 Drill Core Sample Collection

During drilling, core samples are boxed with depths marked in meters. The identification plates on the core boxes contain the name of the area (project or target), hole ID, box number, depth interval, company name, and the name of the drilling contractor. Wooden stumps separating core intervals are fastened with nails and contain a description of depth, advance, and recovery.

Core boxes are transported from drill rigs to the core shed, located in the Araçuaí city, by the Brazil Minerals geologists or technicians, or by the drilling contractor operators.

To improve the confidence level of the sampling, the SLR QP is of the opinion that the sample recovery should be evaluated based on recoveries in both the mineralized interval and the overall drill hole and should achieve values greater than 93%. This information should be used to define whether the samples are representative of the mineralized interval, or if additional drilling is required to achieve better sample recovery.

7.2.2.3 Drill Core Logging

Geological logging of drill core includes lithology, percentage of spodumene and other minerals, alteration, weathering, fractures, and veins. Geological contacts were marked on the core sample boxes in blue. Depths were marked in black every meter and sample intervals, in red. Lithologic boundaries were determined based on the following criteria:

●	Drill core was separated into one meter intervals. Contacts were marked after two samples of each lithology were encountered.

●	Mineralized zones ranged from 0.70 m to 1.30 m in length. In general, mineralized zones are one meter long.

After geological logging of core samples, core photography was carried out including the nameplates identifying the hole number, box numbers, start and end of each interval, and start and end of sample interval if any. A support frame was used to standardize the distance and the frame of the photos to avoid distortions.

The geologist confirms procedures for packaging and handling of core in the boxes, such as the inclusion of meterage markers at the end of core runs and labeling core boxes with sequential numbering and meters of core included in the box.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-21

GLOBAL PERFURAÇÕES

BOLETIM DE SONDAGEM ROTATIVA

DATA 19/01/22

FURO DE SONDA PREFIXO E Nº	DHAB044	INCLINAÇÃO (Graus)	90	C/ VERTICAL	
COTA DA BOCA		TURNO	DIA X / NOITE	C/ HORIZ.	X

OBRA ARAÇUAÍ LOCAL ABELHA DAS NEVES CONTRATANTE APOLLO

INTERVALO		AVANÇO	RECUPERAÇÃO		MATERIAL ATRAVESSADO	COROA		LUVA Nº
DE	ATÉ		METROS	%		Ø	NÚMERO	
0,00	0,65	0,65	0,55	100%	SOLO			
0,65	1,30	0,65	0,65	"	"			
1,30	1,90	0,65	0,65	"	"			
1,90	2,55	0,65	0,65	"	SOLO			
2,55	4,05	1,50	1,50	"	XISTO			
4,05	5,65	1,60	1,60	"	"			
5,65	6,85	1,20	1,20	"	XISTO			
6,85								

REVESTIMENTOS DO FURO		RESUMO	ÁGUA	RECEITA DA LAMA
Ø	METROS	AVANÇO 6,85 m	NÍVEL ESTÁTICO ____ m	ÁGUA ____ Lt
		METRAGEM RECUP. 6,85 m	PERDA (Fendas) ____ m	BENTONITA ____ kg
		METRAGEM PERDIDA 0,00 m	RETORNO ____ m	CELUTROL ____ kg
		RECUPERAÇÃO 100 %		SUPERVIS. ____ kg

ATIVIDADES DA SONDA – TIPO DE SERVIÇO (OU MOTIVO DA PARADA)	HORÁRIO DE	HORÁRIO ATÉ
SACANDO FERRAMENTA	07:00	08:30
DESMONTANDO SONDA	08:30	09:20
MUDANDO SONDA	09:20	10:30
INSTALANDO SONDA	10:30	11:30
ALMOÇO	11:30	12:30
ORGANIZANDO PRAÇA	12:30	14:40
FURANDO E MANOBRANDO	14:40	18:00

CONSUMO DE MATERIAL – ESPECIFICAÇÃO	QUANT.	VALOR R$

SONDADOR Fabio

AJUDANTES MARCOS

EDIVANE

ASSINATURA:

CONTRATANTE: [signature]

CONTRATADA [signature]

GRÁFICA CARAÇA (31) 3497-2944

Digitalizado com CamScanner

Figure 7-12: Daily Drilling Report

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-22

7.2.2.4 Drill Core Sampling

After the core is logged, core samples for the laboratory are prepared in approximately one-meter lengths. Samples are collected by a trained professional under the supervision of a technician or geologist. Control samples are inserted in a numbered sequence according to the sampling plan. Core is split perpendicular to the axis of the hole using a saw and sampled according to the following procedures:

1.	Core boxes are taken by the Brazil Minerals staff to a third part company which has the cutting saw. The cutting saw is accompanied by the Brazil Minerals geologists and technicians, and in the core shed the geologists make a check to ensure that the cut was made according with the initial mark on the drill cores, respecting the sample limits and lithology contacts.

2.	The samples are sequentially numbered in the sampling plan (“sampled control”) and quality assurance and quality control (QA/QC) samples (blank, duplicate, and standard) are inserted.

3.	Sample numbers are placed in core sample boxes and then in sample bags.

4.	The right half of the split core sample is sampled and the sample intervals confirmed against the control sheet sent to the laboratory. The left half of split core is preserved for future use and stored in the core shed.

5.	Sample labels are attached on the inside and outside of the sample bags.

6.	The bags are closed by tying the opening with cotton twine, or stair seal, or adhesive tape.

7.	The samples are transported from Araçuaí to the laboratories under the supervision of the Brazil Minerals geologists.

7.2.2.5 Density Samples

Density samples from 10 cm to 15 cm were selected by the Brazil Mineral geologist, representing the different types of rock (schist and pegmatite), alterations (weathered and fresh rock), and mineralization qualities (pegmatite with little spodumene, pegmatite with medium spodumene, pegmatite with much spodumene, and pegmatite without spodumene).

Each sample was numbered (for example, DAB-01) and the number was written on the core sample box marking its beginning and ending intervals. The samples were placed in plastic bags with sample labels attached on the outside and inside of the bag.

Each sample was packed in such a way as to maintain integrity while being transported to the laboratory in a dedicated vehicle.

7.2.2.6 Brazil Minerals Drilling – August 2021

In August 2021, Brazil Minerals acquired a drill rig from Maquesonda Mach 920 drill rig and initiated the first stage of a diamond drilling program. A total of three AX (30.2 mm diameter) core holes were completed as listed in Table 7-9 and illustrated in Figure 7-11.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-23

Table 7-9: August 2021 Drill Hole Location and Depth

Brazil Minerals Inc. – Das Neves Lithium Project

Hole	Easting (mE)	Northing (mN)	RL	Total Depth (m)	Azimuth (°)	Dip (°)
DHAB-01	190,863	8,115,745	543.16	26.00	0	-90
DHAB-02	190,867	8,115,736	540.77	25.27	0	-90
DHAB-03	190,856	8,115,772	549.22	9.98	0	-90

Due to the extensive weathering of pegmatite and schist, the small diameter of the core sample obtained by the Mach 920 drill rig, and a number of operational issues, core recovery was very low. Brazil Minerals geologists and mining technicians sieved and logged drilling mud coming out of the borehole to differentiate schist from pegmatite and to build a lithologic log (Table 7-10). Spodumene crystals were encountered in DHAB-03.

Table 7-10: August 2021 Lithologic Log

Brazil Minerals Inc. – Das Neves Lithium Project

Hole	From (m)	To (m)	Interval (m)	Litho Code	Description
DHAB-01	0.00	5.00	5.00	Soil	Altered schist soil
	5.00	26.00	21.00	Xist	Schist

DHAB-02	0.00	4.00	4.00	Soil/peg	Pegmatite saprolite, presence of quartz, feldspar, and mica fragments in the drilling water trough, evidencing pegmatite soil interval.
	4.00	25.27	21.27	Xist	Schist. Material described in the hole washing chute, and collected in a sieve at the inlet of the water drum.

DHAB-03	0.00	5.00	5.00	Soil	Altered pegmatite soil
	5.00	9.98	4.98	Peg	Weathered pegmatite. Presence of quartz, feldspar and mica fragments in the drilling water trough, evidencing a pegmatite soil interval. Presence of small spodumene crystals (relicts) in some intervals of cores and in the fine material (collected in the sieve).

7.2.3 Global Perfurações Drilling – September 2021 to April 2022

In September 2021, drilling contractor Global Perfurações was retained by Brazil Minerals to carry out a diamond drilling program at Das Neves. Using hydraulic drill rigs with a Drill Rig 1 “wire line” system, Longyear Model 34, Global Perfurações initially drilled three confirmation holes, DHAB-01A, DHAB-02A, and DHAB-02B. Due to low electromechanical availability, Drill Rig 1 was replaced by Drill Rig 2, a Maquesonda Model Mach 320. Drilling resumed in December 2021 and continued until April 2022 with holes DHAB-03A, DHAB-04, to DHAB-11. A total of twelve HQ (63.5 mm diameter) holes were drilled for a total length of 813.4 m (Table 7-11).

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

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Table 7-11: September 2021 – April 2022 Drill Hole Location and Description

Brazil Minerals Inc. – Das Neves Lithium Project

Hole	Easting (mE)	Northing (mN)	Elevation (m)	Total Depth (m)	Azimuth (°)	Dip (°)
DHAB-01A	190,854.2	8,115,775	549.522	50.25	0	-90
DHAB-02B	190,846.8	8,115,794	552.074	59.45	0	-90
DHAB-02A	190,846.8	8,115,794	552.074	40.70	0	-90
DHAB-03A	190,820.4	8,115,781	550.059	120.15	130	-70
DHAB-04	190,792.0	8,115,800	549.908	81.50	130	-70
DHAB-05	190,732.0	8,115,785	535.922	120.45	155	-70
DHAB-06	190,792.9	8,115,769	545.954	57.60	130	-70
DHAB-07	190,770.0	8,115,753	541.129	61.75	130	-80
DHAB-08	190,882.4	8,115,724	535.809	30.30	310	-65
DHAB-09	190,765.0	8,115,554	525.000	53.05	130	-70
DHAB-10	190,766.8	8,115,788	543.713	65.15	130	-70
DHAB-11	190,763.2	8,115,587	525.914	73.05	130	-70
DHAB-11B	190,730.0	8,115,546	118.400	118.40	130	-70
DHAB-12	190,790.0	8,115,595	525.23	110.90	130	-70
DHAB-13	190,763.0	8,115,580	525.915	110.00	130	-70

7.2.4 Drilling Results

The drill holes intercepted 76.69 m of pegmatite containing the lithium bearing minerals spodumene and petalite. Feldspar, quartz, muscovite, and black tourmaline have also been encountered. In general, pegmatites have a homogeneous composition. In some cases, the pegmatite shows high degrees of alteration due to weathering, with lithium bearing minerals altered to clay. In these areas, spodumene is light green or white and occurs in aggregated masses or in the cavities of small fractures (2 cm). Argillic spodumene only occurs at shallow depths, while at depth, the pegmatite is crystalline and contains phenocrysts of lithium bearing-minerals. Spodumene is green or greenish in color and petalite is white or translucent. In places, microcrystalline aggregates occur (Figure 7-13). Pegmatite contacts with schist are concordant to oblique in places.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

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a) Interval of DHAB-01A showing pegmatite with medium to high alteration. b) Interval of DHAB-09 showing pegmatite with medium to high alteration. c) and d) Sample of DHAB-09 showing argillic spodumene (asp). e) Interval of DHAB-04 showing pegmatite without alteration. f) Interval of DHAB-11 showing pegmatite without alteration. g) Sample of DHAB-11 showing crystalline spodumene (spd) and petalite (pt). G) Crystalline spodumene of DHAB-11.

Figure 7-13: Pegmatite Core Samples

Drill holes DHAB1A, DHAB-2A, DHAB-2B, DHAB-3A, DHAB-04, DHAB-06, DHAB-09, DHAB-11, and DHAB-12 returned significant pegmatite intercepts. Drill hole DHAB-11 intercepted 5.1 m of white greenish unaltered pegmatite containing crystalline spodumene (10% to 20% modal) and petalite (5% to 30% modal). The hole returned an average grade of 1.7% Li2O over approximately five meters from 67.94 m to 73.05 m, including 3.1 m of 2.4% Li2O. Drill hole DHAB-04 intersected approximately nine meters of white greenish unaltered pegmatite that contains aggregates of microcrystalline spodumene. Pegmatite intercepts in DHAB-04 include 7.5 m averaging 0.6% Li2O, including one meter of 1.8% Li2O (from 52 m to 53 m) and one meter of 1.0% Li2O (from 50 m to 51 m).

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-26

Drill hole DHAB-01A encountered approximately 20 m of highly altered pegmatite from 12.05 m to 32.33 m. The pegmatite is yellowish white and contains argillic spodumene, feldspar, quartz, and muscovite. The contact is concordant with the foliation of the schist. DHAB-09 intercepted approximately 20 m of pegmatite with argillic spodumene and petalite containing approximately 0.25% Li2O at the contacts with the schist.

A summary of significant drilling results is presented in Table 7-12. Drill hole core samples, pegmatite locations and significant intercepts, and cross sections are presented in Figure 7-14, Figure 7-15, Figure 7-16, and Figure 7-17, respectively.

Table 7-12: September 2021- April 2022 Significant Drilling Results (Samples Grading > 0.25% Li2O)

Brazil Minerals Inc. – Das Neves Lithium Project

	From	To	Length	Sample	Li	Li	Li2O
Drill Hole ID	(m)	(m)	(m)	No.	(ppm)	(%)	(%)
DHAB-01A	21.00	22.00	1	AB-17	2,724	0.2724	0.58566
DHAB-01A	29.75	30.28	0.53	AB-28	2,167	0.2167	0.465905
DHAB-01A	11.18	12.05	0.87	AB-06	2,163	0.2163	0.465045
DHAB-01A	22.00	23.00	1	AB-19	1,881	0.1881	0.404415
DHAB-01A	32.33	33.30	0.97	AB-31	1,556	0.1556	0.33454
DHAB-01A	8.00	9.20	1.2	AB-03	1,503	0.1503	0.323145
DHAB-01A	23.00	23.85	0.85	AB-20	1,502	0.1502	0.32293
DHAB-01A	17.30	18.46	1.16	AB-12	1,407	0.1407	0.302505
DHAB-02A	38.20	39.20	1	AB-35	2,288	0.2288	0.49192
DHAB-02A	37.15	38.20	1.05	AB-34	1,666	0.1666	0.35819
DHAB-02B	43.70	44.70	1	AB-42	2,334	0.2334	0.50181
DHAB-02B	42.05	43.70	1.65	AB-41	1,771	0.1771	0.380765
DHAB-02B	44.70	45.70	1	AB-43	1,580	0.158	0.3397
DHAB-03A	22.27	23.30	1.03	AB-53	1,506	0.1506	0.32379
DHAB-03A	18.55	19.50	0.95	AB-49	1,463	0.1463	0.314545
DHAB-03A	13.45	14.45	1	AB-45	1,306	0.1306	0.28079
DHAB-03A	23.30	24.30	1	AB-54	1,264	0.1264	0.27176
DHAB-04	52.00	53.00	1	AB-61	8,707	0.8707	1.872005
DHAB-04	50.00	51.00	1	AB-58	4,848	0.4848	1.04232
DHAB-04	55.75	56.50	0.75	AB-67	2,868	0.2868	0.61662
DHAB-04	51.00	52.00	1	AB-59	2,667	0.2667	0.573405
DHAB-04	56.50	57.76	1.26	AB-68	2,058	0.2058	0.44247
DHAB-04	48.00	48.92	0.92	AB-56	1,566	0.1566	0.33669
DHAB-04	55.00	55.75	0.75	AB-65	1,552	0.1552	0.33368
DHAB-04	59.10	60.10	1	AB-71	1,415	0.1415	0.304225
DHAB-06	33.40	34.50	1.1	AB-87	2,047	0.2047	0.440105
DHAB-06	37.40	38.40	1	AB-92	1,777	0.1777	0.382055
DHAB-09	36.20	37.20	1	AB-118	1,609	0.1609	0.345935
DHAB-11	69.90	71.10	1.2	AB-125	12,439	1.2439	2.674385
DHAB-11	71.10	72.30	1.2	AB-127	11,016	1.1016	2.36844
DHAB-11	72.30	73.05	0.75	AB-128	10,057	1.0057	2.162255
DHAB-11	67.94	68.80	0.86	AB-123	5,365	0.5365	1.153475
DHAB-11	67.00	67.94	0.94	AB-122	1,628	0.1628	0.35002
DHAB-11	66.00	67.00	1	AB-121	1,494	0.1494	0.32121
DHAB-12	81.24	82.35	1.11	AB-174	1,542	0.1542	0.33153
DHAB-12	82.35	83.41	1.06	AB-175	1,607	0.1607	0.345505
DHAB-12	83.41	84.23	0.82	AB-176	4,095	0.4095	0.880425
DHAB-12	84.23	85.05	0.82	AB-177	10,310	1.031	221,665
DHAB-12	85.05	85.80	0.75	AB-178	7,764	0.7764	1.66926
DHAB-12	85.80	86.75	0.95	AB-180	3,992	0.3992	0.85828
DHAB-12	86.75	87.55	0.8	AB-181	3,736	0.3736	0.80324

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-27

a)
spd
spd
spd
b)
pt
spd
spd
c)
asp
d)
pt
spd
cm
e)
spd
pt
f)
apt

a) Sample of DHAB-04 showing agglomerated crystals of spodumene. b) and e) Associated crystalline spodumene and petalite of DHAB-11. c) Argillic spodumene of DHAB-1A. Argillic petalite of DHAB-09. d) Spodumene-petalite pegmatite (DHAB-11).

Figure 7-14: Samples of Lithium Bearing Minerals

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

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190720
190790
190860
190930
8115780
8115710
8115640
8115570
N
DHAB-4
DHAB-2B
DHAB-1A
DHAB-3A
DHAB-11
DHAB-09
B
B'
A
A'
7.5 m @ 0.6% Li_2O
Including 1 m @ 1.8 Li_2O
and including 1m @ 1.0 % Li_2O
11.5m @ of pegmatite with weathered petalite and spodumene.
5.1 m @ 1.7% Li_2O
Including 3.1m @ 2.4% Li_2O
1.8 m @ 0.25% Li_2O
0 10 20 30 40 50
Meters
Legend:
AB Collars
Pegmatite Trend
Pegmatite Mapped and Preliminarily Modeled
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
False Easting: 500,000
False Northing: 10,000,000
Central Meridian: -39.00
Scale Factor: 0.9996
Units: Meter
Source: Brazil Minerals, 2022.
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Pegmatite Location Map and Significant Intercepts

Figure 7-15: Pegmatite Location Map and Significant Intercepts

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-29

Looking N40°E
8115650 N
8115600 N
8115550 N
8115500 N
N
0 60
Meters
DHAB-4
DHAB-2B
DHAB-3A
DHAB-09
A
A
Legend:
Drill Hole
Pegmatite
Schist
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
DHAB-11
DHAB-09 Projection
1.8 m @ 0.25% Li2O
500mRL
5.1 m @ 1.7% Li2O
Including 3.1m @ 2.4% Li2O
450mRL
0 10 20 30 40 50
Meters
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Cross Section A-A'

Source: Brazil Minerals, 2022.

Figure 7-16: Cross Section A-A’

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

7-30

Looking N40°E
8115850 N
8115750 N
Legend:
Drill Hole
Pegmatite
Schist
Coordinate System: SIRGAS 2000 UTM
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Zone: 24S
DHAB-4
DHAB-2B
DHAB-1A
DHAB-3A
B
B'
N
0
60
Meters
550mRL
500mRL
DHAB-04
DHAB-03A
DHAB-02B
DHAB-01A
11.5 m of pegmatite with weathered petalite and spodumene.
7.5 m @ 0.6% Li₂O
Including 1 m @ 1.8% Li₂O
and including 1 m @ 1.0% Li₂O
0
10
20
30
40
50
Meters
Brazil Minerals Inc.
Das Neves Lithium Project
Minas Gerais, Brazil
Cross Section B-B'

Source: Brazil Minerals, 2022.

Figure 7-17: Cross Section B-B’

7.3 Hydrogeology Data

No hydrogeology data has been collected on the property.

7.4 Geotechnical Data

No geotechnical data has been collected on the property.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

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8.0 Sample Preparation, Analyses, and Security

All the samples from drilling, trenches, and geological mapping are sent to two external laboratories, SGS GEOSOL and GeoAnalabs, both independent of Brazil Minerals.

SGS GEOSOL is located in Vespasiano, Brazil, meets international analytical standards, and is accredited to ISO 17025. GeoAnalabs collaborates with Gorceix Foundation, an internal laboratory of the University of Ouro Preto, located in Nova Lima and Ouro Preto, Brazil. GeoAnalabs meets international analytical standards and is ISO 17025 certified.

Brazil Minerals does not have an internal physical and chemical laboratory

8.1 Sample Preparation and Analysis

Table 8-1 and Table 8-2 present a summary of sample preparation and analytical procedures followed by SGS GEOSOL and GeoAnalabs, respectively.

Table 8-1: Summary of Sample Preparation and Analytical Methods - SGS GEOSOL

Brazil Minerals Inc. – Das Neves Lithium Project

Method Code	Methodology
PRPCLI_GRQ	Sample preparation: Screening and crushing at 32 mm, wet sieving to five size fractions, preparation of fractions obtained for chemical analysis, dense liquid tests on the fractions obtained. Pulverization to 95% at 0.106 mm.
SCR36	Wet granulometric test.
ICP90A	Chemical analysis by fusion with sodium peroxide - ICP-OES: Al, Be, Cr, La, Mo, Pb, Sr, W, As, Ca, Cu, Li, Nb, Sb, Ta, Y, B, Cd, Fe, Mg, Ni, Sc, Ti, Zn, Ba, Co, K, Mn, P, Sn, V.
PHY03F	Density determination (specific gravity) in alcohol - Pycnometer Method.
ICP90Q	Chemical analysis of concentrates by fusion with sodium peroxide.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

8-1

Table 8-2: Summary of Sample Preparation and Analytical Methods - GeoAnalabs

Brazil Minerals Inc. – Das Neves Lithium Project

Method Code	Methodology
ST-004-R01	Physical preparation: the mineralized sample is subjected to drying in an oven at 105ºC, crushing, quartering, spraying, and final quartering to reduce the granulometry and collect a representative aliquot for analysis.
ST-005-R01	Chemical analysis (38 analytes): hot digestion of a portion of the sample using a mixture of hydrochloric, perchloric, hydrofluoric, and nitric acids. The reading is by ICP-OES.
ST-008-R01	Chemical analysis: Determination of Ta, Nb, and Sn by pressed powder and reading by wavelength XRF spectrometer.

8.1.1 Density

The pycnometer method is used to determine the density of drill core samples. Density determination by pycnometer is a precise method. It uses a working liquid with well-known density, such as water. The procedure first measures the weight of the pycnometer (mo) then together with the inserted core sample(ms) to obtain total weight (mo +ms). The pycnometer is then filled with water and determine the weight (mh2o = measured weight minus mo +ms). The volume of added water Vh2o is obtained by dividing mh2o by the density of water. The volume of the measured core (Vs) is the difference between the volume of water that fills the empty pycnometer V and Vh2o. Density of the core can then be calculated as ms/Vs

8.2 Sample Storage and Data Security

The standard operating procedures provide guidance for proper and consistent logging and core collection practices, to ensure that proper core handling procedures, quality control, and required documentation are undertaken. The Brazil Minerals geologist is responsible for implementing the core handling and sampling procedures and ensuring that all standard operating procedures were conducted in accordance with Brazil Minerals’ standards.

Drill core is transported directly from the drill rig to the core logging facility by either the drilling contractor or Brazil Minerals’ personnel. Core storage for unlogged and unsampled core is located at the core logging facility. Chain-of-custody procedures are followed whenever samples are moved between locations and to the laboratories.

After sampling, a sample shipment control document is completed for shipment in a dedicated vehicle (sample shipment custody control). Transportation of other materials together with the samples is not allowed. The shipment document was printed to accompany the samples (both ways) and additionally sent by email, with copies to the geologist responsible for the lot, Brazil Minerals’ directors, and the responsible contact at the laboratory.

It is the SLR QP’s opinion that there are no known drilling, sampling, or recovery factors that could materially affect the accuracy and reliability of the results. The SLQ QP is of the opinion that the sampling methods, chain of custody, and control procedures meet acceptable industry standards and are adequate for the purpose of this TRS.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

8-2

8.3 Quality Assurance and Quality Control

Assay accuracy and precision are routinely monitored by using certified reference materials (CRMs), blanks, and duplicates.

CRMs allow monitoring the accuracy of the results by comparing the assayed values against known recommended values. Normal industry practice is to accept batches if 95% of duplicate samples fall within ±10% of their average.

Blank samples help monitor cross contamination between samples. Contamination can occur during the sample preparation and analysis stages. Blank samples are intended to have similar appearance and size as field samples, requiring similar processing. Batches of samples where blanks have more than five to ten times the detection limit are usually rejected.

Duplicate samples allow monitoring the precision of the analytical results. Three types of duplicates are generally taken, field duplicates, coarse reject duplicates, and pulp replicates. Field sample duplicates consist essentially of the material right next to the original sample, such as a second quartered core. Coarse reject duplicates are second splits from the original samples after the field samples have been crushed. Pulp replicates are second samples taken from the pulverized original material. The results should present improved agreement for field samples, coarse rejects, and pulp replicates. It is normal industry practice to accept batches if 95% of duplicate samples fall within ±20%, ±10%, and ±5% respectively of their average.

At Das Neves, QA/QC samples were inserted in the sample stream at an insertion rate of one CRM and one blank every 15 samples and a field duplicate every 20 samples. Each batch was required to contain at least one CRM, one blank, and one duplicate.

Two CRMs were used, with low and high lithium concentrations (Table 8-3). The CRMs were provided by Centro Tecnológico de Referência Sul-americano (CTRS).

Table 8-3: CRMs

Brazil Minerals Inc. – Das Neves Lithium Project

CRM	Element	Unit	Certified Value	Std Dev	Variance	Lower Limit	Upper Limit
EURO 0811	Li	%	2.58	0.06	0.12	2.70	2.46
EURO 0814	Li	%	0.636	0.013	0.026	0.610	0.662

A total of eight CRM samples were inserted, one EURO 0811 and seven EURO 0814. The results were within expected ranges. In the SLR QP’s opinion, accuracy was not an issue for analyses at Das Neves.

Nine blank samples were inserted in the sample stream. No contamination was detected. In the SLR QP’s opinion, cross contamination was not an issue for analyses at Das Neves.

Eight field sample duplicates were assayed for Das Neves. The results were within expected ranges; however, the small number of sample pairs available at this stage is insufficient to draw conclusions. In the SLR QP’s opinion, accuracy was not an issue for analyses at Das Neves.

The assay laboratory included routinely its own QA/QC materials, consisting of preparation blanks, CRMs, as well as coarse reject and pulp checks. No issues were identified in the laboratory check samples results.

SLR recommends maintaining an assay table that includes the sample ID for ease of drill hole database auditing. SLR recommends continuing the insertion of QA/QC material in the sample stream for future drilling programs.

In the SLR QP’s opinion, the QA/QC program as designed and implemented by Brazil Minerals is adequate and the assay results within the database are suitable for use in in reporting for this TRS.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

8-3

9.0 Data Verification

To confirm that Project data has been generated using appropriate procedures, transcribed accurately from its original source into the Project database, and is suitable for the purposes of this TRS, the SLR QP carried out the following validation steps:

●	Conducted a site visit on June 2 to 4, 2022.

●	Examined core from drill holes and compared observations with descriptive log records.

●	Collected three mineralized samples from different drill holes for independent assaying.

●	Checked for gaps, overlaps, duplicate coordinates, missing values, and anomalous values in the database using a validation routine in Leapfrog software.

●	Randomly checked data for seven drill holes (approximately 88% of the sample database) which intersected significant lithium mineralization against laboratory assay certificates.

The site visit was accompanied by a Brazil Minerals’ geologist in charge of the drilling, sampling, and geological mapping at the Project. The main objective of the site visit was to obtain a general understanding of the property and to determine if there were any obvious concerns with the exploration program. The three EAs that are the focus of this TRS were visited, including the locations of the DHAB-02B, DHAB-01A, DHAB-01, and DHAB-06 drill holes in the Das Neves area.

The SLR QP examined core from DHAB-04, DHAB-11, and DHAB-06 and compared observations with assay results and descriptive log records in the Brazil Minerals database. During the inspection of drill core, the SLR QP visually verified the occurrences of spodumene and petalite mineralization, as well as the host rocks.

Three samples from drill holes DHAB-04, DHAB-11, and DHAB-06 were re-sampled for check assaying. The samples were collected by the SLR QP and sent to SGS GEOSOL, Vespasiano, Brazil for assay. The results are presented in Table 9-1.

Table 9-1: SLR Independent Sampling Results

Brazil Minerals Inc. – Das Neves Lithium Project

Hole ID	From	To	Sample #	Original Value (LiO2%)	SGS GEOSOL (LiO2%)	Difference (LiO2%)	Difference (%)
DHAB-04	52	53	AB-61	1.87	2.16	0.29	16%
DHAB-06	17.7	18.8	AB-82	0.03	0.01	-0.02	-54%
DHAB-11	67	67.94	AB-122	0.35	0.31	-0.04	-12%

The database validation carried out by the SLR QP did not identify any issues. No discrepancies were found between the assay certificates and the records in the database.

The SLR QP is of the opinion that the Das Neves Project database complies with industry standards and is adequate for the purpose of this TRS.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

Technical Report Summary - August 31, 2022

9-1

10.0 Mineral Processing and Metallurgical Testing

10.1 SGS Geosol - 2022

Metallurgical testing for the Project comprised preliminary dense liquid separation testing of a sample provided by Brazil Minerals to SGS GEOSOL in Vespasiano, Minas Gerais, Brazil. The objective of the testing was to determine the potential for producing commercial grade lithium concentrates.

A 13 kg sample of mineralized material labeled MAB-01 was dried and crushed to 100% passing (P100) 31 mm and then wet screened through a stack of screens with screen openings of 19 mm, 9.5 mm, 6.3 mm, 1.7 mm, 0.85 mm, and 0.5 mm. Samples of each screen fraction were taken and subjected to dense liquid separation using Bromoform with a density of 2.6 g/cm3. Samples of the material reporting to the sink and float fractions in each dense liquid test were fused with sodium peroxide and analyzed for lithium (Li), niobium (Nb), tantalum (Ta), and iron (Fe) using ICP-OES. The results of the screen analyses are presented in Table 10-1. The results of the dense liquid separation tests and chemical analyses of the float and sink products are presented in Table 10-2.

Table 10-1: Results of Screen Analysis of Sample MAB-01 Crushed to P100 31mm

Brazil Minerals Inc. – Das Neves Lithium Project

Granulometric Range (mm)	Distribution (wt %)
19.5 - 9.5	57.07
9.5 - 6.3	13.40
6.3 - 1.7	16.45
1.7 - 0.85	4.69
0.85 - 0.5	1.97
<0.5	6.42

Table 10-2: Results of Dense Liquid Separation Analyses of Each Size Fraction

Brazil Minerals Inc. – Das Neves Lithium Project

			Chemical Analyses
Granulometric Range (mm)	Phase	Distribution (%)	Li (%)	Fe (%)	Nb (ppm)	Ta (ppm)	Density (g/cm3)
19.5 - 9.5	Floated	98.08	0.14	0.31	55	71	2.62
	Sunk	1.92	2.79	0.2	0	6	-
9.5 - 6.3	Floated	96.55	0.16	0.2	39	43	2.63
	Sunk	3.45	2.98	0.27	0	53	-
6.3 - 1.7	Floated	97.49	0.14	0.24	33	81	2.65
	Sunk	2.51	3.01	1.84	159	111	-
1.7 - 0.85	Floated	97.08	0.13	0.23	42	84	2.61
	Sunk	2.92	3.1	2.06	799	699	-
0.85 - 0.5	Floated	97.44	0.14	0.26	2	31	2.64
	Sunk	2.56	2.8	3.44	3128	3104	-
<0.5	Floated	97.53	0.16	0.33	23	59	2.62
	Sunk	2.47	2.27	7.22	4546	3374	-

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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Table 10-3 presents the Li extraction results and the Li2O concentrate grades for the dense liquid separation tests. The Li recoveries ranged from 17.26% for the < 0.5 mm fraction to 39.6% for the 1.7 mm – 0.85 mm fraction. The Li grade of test sample MAB-01 was 0.21% Li, the overall Li recovery for the sample was 29.7%, and the Li2O concentrate grades for the sample fractions were above the 6.0% Li2O commercial target, except for the fine fraction.

Iron is a lithium concentrate contaminant which is commercially limited to a maximum 1.5% Fe2O3. The coarse size fractions from 6.3 mm through 19.5 mm yielded iron oxide concentrate grades lower than the 1.5% limit, while the iron oxide grades in the finer fractions were above the limit. In these tests, the two coarse fractions represented 70.5% of the sample. The concentrates were subjected to magnetic separation using a handheld magnet, however, no magnetic iron was recovered.

Table 10-3: Li Extraction and Li2O Concentrate Grades by Screen Fraction

Brazil Minerals Inc. – Das Neves Lithium Project

Granulometric Range	Distribution	Recovery (%)			Concentrate Grade (%)
(mm)	(wt %)	Li	Nb	Ta	Li2O	Fe2O3
19.5 - 9.5	57.07	26.60	0.00	1.50	6.00	0.29
9.5 - 6.3	13.40	37.54	0.00	4.08	6.41	0.39
6.3 - 1.7	16.45	35.70	10.89	16.33	6.48	2.64
1.7 - 0.85	4.69	39.56	34.67	19.60	6.67	2.95
0.85 - 0.5	1.97	34.44	97.11	26.01	6.03	4.93
<0.5	6.42	17.26	75.09	25.17	4.88	10.35

The results of the preliminary testing indicate that the mineralized material is amenable to gravity separation using dense liquid methods.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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11.0 Mineral Resource Estimates

There are no Mineral Resources estimated for the Project at this time.

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12.0 Mineral Reserve Estimates

This section is not applicable.

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13.0 Mining Methods

This section is not applicable.

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14.0 Processing and Recovery Methods

This section is not applicable.

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15.0 Infrastructure

This section is not applicable.

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16.0 Market Studies

Historically, lithium spodumene pricing has not been publicly disclosed as opposed to other types of lithium compounds from brine producers such as lithium carbonate or lithium hydroxide. However, in response to the growing importance of lithium concentrate from hard rock mines as a major source of feedstock for lithium chemical conversion, FastMarkets MB, a large commodity price reporting agency, has recently added spodumene CIF China pricing to its benchmark lithium portfolio (Facada, 2019). Current lithium spodumene 6% CIF China spot price as of June 8-14, 2022 is US$6,290/t (Metal Bulletin website accessed June 15, 2022) with a monthly average spot pricing history presented in Table 16-1.

Table 16-1: 2021-2022 Lithium as Spodumene Monthly Average Spot Pricing

Brazil Minerals Inc. – Das Neves Lithium Project

Month	US$/t 6% Li2O CIF China
Jul 2021	720
Aug 2021	915
Sep 2021	1,175
Oct 2021	2,250
Nov 2021	2,275
Dec 2021	2,300
Jan 2022	2,300
Feb 2022	2,563
Mar 2022	3,500
Apr 2022	4,792
May 2022	5,888

Source: FastMarkets website

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17.0 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups

This section is not applicable.

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18.0 Capital and Operating Costs

This section is not applicable.

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19.0 Economic Analysis

This section is not applicable.

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20.0 Adjacent Properties

The Project is located in the prospective Jequitinhonha Valley region, also called the “Lithium Valley” due to the presence of large lithium deposits associated with pegmatites. A number of companies are carrying out exploration and mining in the adjacent areas, including CBL and Sigma (see Figure 3-2).

CBL has operated the Cachoeira Mine, located in the Araçuaí/Itinga region, since 1991 (CBL 2020). Spodumene containing pegmatites are mined by sublevel stoping. The mine currently produces 30,000 tpa of spodumene concentrate at an average grade of 6.5%. CBL also produces Lithium Carbonate Equivalent (LCE) Li2O (CBL website).

Sigma, a wholly owned subsidiary of Canadian-based Sigma Lithium Resources Inc., is developing its Grota do Cirilo lithium project, located between the municipalities of Araçuaí and Itinga. Sigma’s project has been producing battery-grade lithium concentrate on a pilot scale since 2018. Three National Instrument (NI) 43-101 technical reports have been published by Sigma since the start of pilot operation (Sigma 2019, Sigma 2021, and Sigma 2022). The most recent report included results of a Definitive Feasibility Study (DFS) on the Phase 1 Xuxa project and a Pre-feasibility Study (PFS) on the Phase 2 Barreiro project. The commercial operation is proposed with capacity for 270,000 t (36,700 t of LCE) annually in Phase I, rising to 531,000 t (72,200 t of LCE) with Phase II.

Sigma anticipates a conventional shovel/truck open pit mine and process plant operation producing a 6% Li2O concentrate. This concentrate would be trucked several hundred kilometers to a port where it would be loaded on ships for delivery to China. The Xuxa deposit is estimated to total approximately 17 Mt of Measured and Indicated Mineral Resources at an average Li2O content of 1.55% and the Barreiro deposit is estimated to total approximately 25 Mt of Measured and Indicated Mineral Resources at an average Li2O content of 1.38% (Sigma, 2022).

The SLR QP has not independently verified this information and this information is not necessarily indicative of the mineralization at the Project.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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21.0 Other Relevant Data and Information

No additional information or explanation is necessary to make this TRS understandable and not misleading.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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22.0 Interpretation and Conclusions

The SLR QPs have the following conclusions.

22.1 Geology and Mineral Resources

●	Brazil Minerals has carried out extensive geological mapping and sampling over the exploration permit areas and targets and has identified several areas that warrant follow-up exploration with drilling.

●	The current, Phase 1 drilling campaign in the Das Neves area has intersected lithium mineralization in seven of the 18 holes drilled to date.

●	It is the SLR QP’s opinion that there are no known drilling, sampling, or recovery factors that could materially affect the accuracy and reliability of the preliminary results. The sampling methods, chain of custody, and control procedures meet acceptable industry standards practices.

●	The drill hole database validation carried out by the SLR QP did not identify any issues. No discrepancies were found between the assay certificates and the records in the database. The SLR QP is of the opinion that the Das Neves Project database complies with industry standards and is adequate for the purpose of this TRS.

●	The QA/QC program as designed and implemented by Brazil Minerals is adequate and the assay results within the database are suitable for use in reporting for this TRS.

●	At this stage, the SLR QP considers that the available information is insufficient for estimating a Mineral Resource at Das Neves, however, information from the existing intercepts suggests a potential tonnage of 1.6 Mt to 2.2 Mt, at an average grade ranging from 0.21% Li2O to 0.22% Li2O. This conclusion is based on surface mapping and 18 drill holes with LiO2 grades ranging up to 3.25%. The ranges of potential tonnage and grade of the exploration target are conceptual in nature; there has been insufficient exploration to estimate a mineral resource, it is uncertain if further exploration will result in the estimate of a mineral resource and the exploration target therefore does not represent an estimate of a mineral resource or mineral reserve.

●	Brazil Minerals has developed an exploration program contemplating two phases of drilling in the Das Neves area and one phase in the Tesouras and Santa Clara areas. The SLR QP has reviewed the exploration program and is of the opinion that it is reasonable to support future Mineral Resource estimates for the Das Neves area. For the Tesouras and Santa Clara, the proposed exploration is adequate to investigate the continuity of the pegmatites down dip, as well as in a lateral direction.

22.2 Mineral Processing

●	Based on preliminary dense liquid separation testing, the following results were obtained:

○	The Li grade of the test sample MAB-01 was 0.21% Li, the overall Li recovery for the sample was 29.7%, and the Li2O concentrate grades for the sample fractions were above the 6.0% Li2O commercial target, except for the fine fractions.

○	The coarse size fractions from 6.3 mm through 19.5 mm yielded iron oxide concentrate grades lower than the 1.5% Fe2O3 commercial limit, while the iron oxide grades in the finer fractions were above the limit. The iron present was nonmagnetic.

●	The results of the preliminary test indicate that the mineralized material may be amenable to gravity separation using dense media separation (DMS) methods.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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23.0 Recommendations

The SLR QPs have the following recommendations.

23.1 Geology and Mineral Resources

1.	Update the primary mineral substance in the mineral rights registered with the Brazilian Mining Agency as either lithium mineralization or lithium related minerals.

2.	Continue exploration campaigns in the three exploration areas with the goal to delimit the pegmatites, mainly in the Tesouras and Santa Clara areas, which have not yet been drilled to identify future drill targets.

3.	Use a precision survey equipment to update final drill hole coordinates after drilling, as well as to measure the drill hole deviation for all of the drill holes.

4.	Continue drilling in the Das Neves area, to better understand the geological potential of the pegmatites and support future Mineral Resource estimation.

5.	Continue improving drilling procedures and protocols to increase the reliability of the drill hole database.

6.	Proactively request environmental licenses for additional drilling areas, with an objective to achieve a more regular drilling schedule and outline drilling in areas where there are currently no roads.

7.	Continue the insertion of QA/QC material in the sample stream for future drilling programs.

8.	Additional drilling and surface exploration are necessary to define the already intersected pegmatite bodies and to continue exploring the prospective area. As new information becomes available, a mineralized wireframe could potentially be modelled and used to support a Mineral Resource estimate in the future.

9.	Implement infill drilling oriented at a shallower dip angle, such that the resulting intercept better reflects the true thickness of the pegmatite and allows for a better understanding of the contact of pegmatite with the wall host rock. Similarly, drilling orientation should be correlated with the local pegmatite orientation, as suggested by surface exploration information.

○	SLR notes that, on several occasions, economical grade mineralization is present in the schist samples immediately adjacent to the pegmatite intercepts. Brazil Minerals should adjust the sampling strategy to include a much longer length of core on the shoulders of the pegmatitic target, especially in areas where multiple pegmatite intercepts occur. As the Project advances and a better understanding of the lithium mineralization at Das Neves is achieved, the sampling could be focused on the narrower pegmatite targets. Furthermore, while the rock exposed underground by the artisanal mining in adjacent areas shows large crystals and high proportions of spodumene, pegmatite intercepts in the core sampling return assay values that are markedly lower than the wall rock schist samples. SLR recommends reviewing the effectiveness of current drilling practices for capturing representative samples from the pegmatite bodies taking into consideration the size and distribution of spodumene clusters.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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23.2 Mineral Processing

1.	Implement a metallurgical testing program in the next stage of the Project along with a preliminary process design.

23.3 Proposed Program and Budget

Brazil Minerals has developed a two-phase exploration program for the Das Neves exploration area and a one-phase program for each of the Tesouras and Santa Clara exploration areas.

At Das Neves, the Phase 1 program will consist of infill drilling in mineralized pegmatites outlined by the current drilling in the west and east portions of the area to further delineate the extent and confirm the grades of the pegmatites, and initial drilling on the pegmatites that have not been tested yet. The program will also include further topography surveys, geological investigations, density measurements, mineralogical studies, metallurgical testing, environmental studies, and an initial Mineral Resource estimate. Phase 2 will be contingent on the results from Phase 1 exploration and will include additional infill drilling with a goal to upgrade the Mineral Resources estimated in Phase 1.

The proposed two phase exploration program and budget for Brazil Minerals’ Das Neves totals approximately US$2.4 million and is summarized in Table 23-1.

Table 23-1: Das Neves Proposed Exploration Program and Budget

Brazil Minerals Inc. – Das Neves Lithium Project

Work Program	Units Type Work	Units	Unit Cost (US$)	Cost (US$)
PHASE 1
Drilling	meters	3,000	210	630
Instrumental topographic survey	acre	250	45	11.25
Assaying	sample	750	40	30
Density test	sample	120	10	1.2
Mineralogical studies	study	4	10	40
Metallurgical tests	sample	4	3	12
Environmental studies	study	1	250	250
Work on the organization of geological data and materials	monthly	4	12	48
Administrative expenses	monthly	4	18	72
PHASE 1 TOTAL				1.094.450

PHASE 2
Drilling	meters	5,000	210	1.050.000
Assaying	sample	1,250	45	56.25
Density test	sample	200	10	2
Work on the organization of geological data and materials	monthly	7	12	84
Administrative expenses	monthly	7	18	126
PHASE 2 TOTAL				1,318,250

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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At each of Tesouras and Santa Clara, the Phase 1 exploration program will consist of initial drilling in mineralized pegmatites identified from the geological mapping, mineralogical studies, metallurgical tests, environmental studies, and general geology work conducted over the areas. The budgets for Brazil Minerals’ proposed Tesouras and Santa Clara Phase 1 exploration programs are summarized in Table 23-2 and Table 23-3 and total approximately US$400,000 and US$700,000, respectively.

Table 23-2: Exploration Plan and Budget for the Tesouras Phase 1

Brazil Minerals Inc. – Das Neves Lithium Project

Work Program	Units Type Work	Units	Unit Cost (US$)	Total Cost (US$)
Drilling	meters	500	200	100.000
Assaying	sample	75	40	3.000
Density test	sample	15	10	150
Mineralogical studies	study	2	10.000	20.000
Metallurgical tests	sample	1	3.000	3.000
Environmental studies	study	1	250.000	250.000
Work on the organization of geological data and materials	monthly	1	10.000	10.000
Administrative expenses	monthly	1	15.000	15.000
PHASE 1 TOTAL				401,150

Table 23-3: Exploration Plan and Budget for the Santa Clara Phase 1

Brazil Minerals Inc. – Das Neves Lithium Project

Work Program	Units Type Work	Units	Unit Cost (US$)	Total Cost (US$)
Instrumental topographic survey	m2	1,900,000	10	19.000
Drilling	meters	1500	200	300.000
Assaying	sample	320	40	12.800
Density test	sample	70	10	700
Mineralogical studies	study	3	10.000	30.000
Metallurgical tests	sample	2	3.000	6.000
Environmental studies	study	1	250.000	250.000
Work on the organization of geological data and materials	monthly	3	10.000	30.000
Administrative expenses	monthly	3	15.000	45.000
PHASE 1 TOTAL				693.500

The SLR QP concurs with Brazil Minerals’ proposed exploration work and budgets for the Project and considers it appropriate to advance the Project and support future Mineral Resource estimates.

Brazil Minerals Inc. | Das Neves Lithium Project, SLR Project No: 101.20990.00001

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24.0 References

Alkmim, F. F., Pedrosa-Soares, A. C., Noce, C. M., & Cruz, S. C. P. (2007). Sobre a evolução tectônica do orógeno Araçuaí-Congo Ocidental. Geonomos, 15(1), 25-43.

ARM Mentoria Jurdica (2022). Situation of the mining rights of Neves, Tesouras and Santa Clara, letter report to BMIX PARTICIPAÇÕES LTDA, August 22, 2022, 2 p.

CBL – Companhia Brasileira de Lítio. (2020). Website. Disponível em: <https://cblitio.com.br/a-empresa/>. Acesso em: 25 out. 2021.

Correia-Neves, J. M. C., Soares, A. C. P., & Marciano, V. R. P. (1986). A Província Pegmatítica Oriental do Brasil à luz dos conhecimentos atuais. Revista Brasileira de Geociências, 16(1), 106-118.

DNPM- Departamento Nacional de Produção Mineral (2017). Sumário Mineral 2017. Brasília. Vol.37. Estratégias para 2020 para uma nova era de demanda.

Facada, M. (2019). Pricing Notice: Publication of lithium spodumene cif China prices on Fastmarkets MB, published January 25, 2019, accessed June XX, 2022, URL: PRICING NOTICE: Publication of lithium spodumene cif China prices on Fastmarkets MB | Metal Bulletin.com.

DNPM- Departamento Nacional de Produção Mineral (2014). Sumário Mineral 2014. Brasília. Vol. 34.

Köppen, W. (1936). Das Geographische System der Klimate. Handbuch der Klimatologie. Vol. 1. Berlin: Borntraeger.

Morteani, G., Preinfalk, C., & Horn, A. H. (2000). Classification and mineralization potential of the pegmatites of the Eastern Brazilian Pegmatite Province. Mineralium Deposita, 35(7), 638-655.

Noce, C. M., Pedrosa-Soares, A. C., da Silva, L. C., Armstrong, R., & Piuzana, D. (2007). Evolution of polycyclic basement complexes in the Araçuaí Orogen, based on U–Pb SHRIMP data: Implications for Brazil–Africa links in Paleoproterozoic time. Precambrian Research, 159(1-2), 60-78.

Oliveira, F. R., Menegasse, L. N., & Duarte, U. (2000). Hidrogeologia da região de Araçuaí, no Médio Vale do Rio Jequitinhonha-MG. Águas Subterrâneas.

Paes, V. J. D. C., Raposo, F. O., Pinto, C. P., & Oliveira, F. A. (2010). Projeto Jequitinhonha: estados de Minas Gerais e Bahia: geologia e recursos minerais das folhas Comercinho, Jequitinhonha, Almenara, Itaobim, Joaíma e Rio do Prado. O Serviço Geológico do Brasil – CPRM.

Paes, V. J. D. C., Santos, L. D., Tedeschi, M. F., & Betiollo, L. M. (2016). Avaliação do potencial do litio no Brasil: área do Médio Rio Jequitinhonha, nordeste de Minas Gerais.

Pedrosa-Soares, A. C. (1997). Geologia da Folha Araçuaí. Projeto Espinhaço em CD-ROM. Belo Horizonte, CODEMIG, 715-852.

Pedrosa-Soares, A. C., and Wiedemann-Leonardos, C. M. (2000). Evolution of the Araçuai Belt and its connection to the Ribeira Belt, Eastern Brazil. In: Cordani, U., Milani, E., Thomaz-Filho, A. & Campos, D. A. (eds) Tectonic Evolution Of South America. São Paulo, Sociedade Brasileira de Geologia, 265–285.

Pedrosa-Soares, A. C., De Campos, C. P., Noce, C., Silva, L. C., Novo, T., Roncato, J., and Alkmim, F. (2011). Late Neoproterozoic-Cambrian granitic magmatism in the Araçuaí orogen (Brazil), the Eastern Brazilian Pegmatite Province and related mineral resources. Geological Society, London, Special Publications, 350(1), 25-51.

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Peixoto, E., Pedrosa-Soares, A. C., Alkmim, F. F., & Dussin, I. A. (2015). A suture-related accretionary wedge formed in the Neoproterozoic Araçuaí orogen (SE Brazil) during Western Gondwanaland assembly. Gondwana Research, 27(2), 878-896.

Rodrigues, A. S., Barros, M. L. S. C., Silva, R. F, Oliveira, F. M. C., Vasconcelos, S. L. D. (2018). Caracterização tecnológica de rocha pegmatítica visando sua utilização como rocha ornamental, abr-2018. https://www.tecnologiammm.com.br/doi/10.4322/2176-1523.20181619

Sa, J. H. D. S. (1977). Pegmatites litiníferos da região de itinga-Araçuaí, Minas Gerais (Doctoral dissertation, Universidade de São Paulo).

Santos, R. F. D., Alkmim, F. F. D., and Soares, A. C. P. (2009). A Formação Salinas, Orógeno Araçuaí (MG): história deformacional e significado tectônico.

Sigma Lithium Resources Inc (2020). Website. Disponível em: <https://www.sigmalithiumresources.com/project/>. Acesso em: 25 out. 2021.

Sigma Mineração SA & Sigma Lithium Resources Inc (2017). Northern and Southern Complexes Project Araçuaí and Itinga, Brazil. Technical Report.

Sigma Mineração SA & Sigma Lithium Resources Inc (2019). Northern and Southern Complexes Project Araçuaí and Itinga, Brazil. NI 43-101 Technical Report Update.

Sigma Lithium Resources Corporation (2019). Grota Do Cirilo Lithium Project, Araçuaí and Itinga Regions, Minas Gerais, Brazil. NI 43-101 Technical Report on Feasibility Study - Final Report, prepared by Primero Group Americas Inc., SGS Geological Services, MCB Serviços e Mineração, and WorleyParsons Engenharia Ltda., October 18, 2019.

Sigma Lithium Corporation (2021). Grota Do Cirilo Lithium Project, Araçuaí and Itinga Regions, Minas Gerais, Brazil. Phase 2 (Barreiro) Update of the NI 43-101 Technical Report, prepared by Primero Group Americas Inc., SGS Geological Services, GE21 Consultoria Mineral, and Promon Engenharia Ltda. July 15, 2021.

Sigma Lithium Corporation (2022). Grota Do Cirilo Lithium Project, Araçuaí and Itinga Regions, Minas Gerais, Brazil. Phase 1 DFS and Phase 2 PFS Update of the NI 43-101 Technical Report, prepared by Primero Group Americas Inc., SGS Geological Services, GE21 Consultoria Mineral, and Promon Engenharia Ltda, May 25, 2022.

Silva, P.H.B. (2022). Lithium Project – Neves and Lithium Project Tesouras, Planimetric survey of the Das Neves and Tesouras Areas, CFT 08480413646, December 2021

Trueman, D.L.; Cerný, P. (1982). Exploration for rare element granite pegmatites. In: Cerný, P. (Ed) Granitic pegmatites in science and industry. Winnipeg: Association of Canada. (1982). 463-493 (Short Course Handbook, 8).

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25.0 Reliance on Information Provided by the Registrant

This TRS has been prepared by SLR for Brazil Minerals. The information, conclusions, opinions, and estimates contained herein are based on:

●	Information available to SLR at the time of preparation of this TRS,

●	Assumptions, conditions, and qualifications as set forth in this TRS, and

●	Data, reports, and other information supplied by Brazil Minerals and other third party sources.

For the purpose of this TRS, SLR has relied on ownership information provided by Brazil Minerals. Brazil Minerals has relied on an opinion by ARM Mentoria Jurídica dated August 22, 2022 entitled Situation of the mining rights of Neves, Tesouras and Santa Clara (ARM, 2022). SLR has not researched property title or mineral rights for the Project as we consider it reasonable to rely on Brazil Minerals’ legal counsel who is responsible for maintaining this information.

The SLR QPs have taken all appropriate steps, in their professional opinion, to ensure that the above information from Brazil Minerals is sound.

Except as provided by applicable laws, any use of this TRS by any third party is at that party’s sole risk.

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26.0 Date and Signature Page

This report titled “Technical Report Summary on the Das Neves Lithium Project, Brazil” with an effective date of August 10, 2022 was prepared and signed by:

Signed SLR International Corporation

Dated at Bothell, WA
August 31, 2022
Corporation	SLR International

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